EXHIBIT 10.30(b)


                        "TERMINAL LEASE"
                               OR
                            "B" LEASE






                   FIRST AMENDED AND RESTATED
                       SPECIAL FACILITIES
                         LEASE AGREEMENT
   (CONTINENTAL AIRLINES, INC. TERMINAL IMPROVEMENT PROJECTS)


            _________________________________________

                         by and between

                     CITY OF HOUSTON, TEXAS
                            as Lessor
                               and
                   CONTINENTAL AIRLINES, INC.
                            as Lessee

            _________________________________________


                    Dated as of March 1, 1997

           Amended and Restated as of December 1, 1998

                      SPECIAL FACILITIES
                         LEASE AGREEMENT
   (CONTINENTAL AIRLINES, INC. TERMINAL IMPROVEMENT PROJECTS)

                            I N D E X

                                                         Page No.

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

Section 1.01:  Definitions . . . . . . . . . . . . . . . . . . .2
Section 1.02:  Interpretations . . . . . . . . . . . . . . . . .7

                           ARTICLE II
                         REPRESENTATIONS

Section 2.01:  Representations by the City . . . . . . . . . . .7
Section 2.02:  Representations by Lessee . . . . . . . . . . . .7

ARTICLE III
LEASE AND TERM; GRANT OF EASEMENTS AND GROUND LEASES

Section 3.01:  Lease of Special Facilities . . . . . . . . . . .8
Section 3.02:  Term of Lease of Special Facilities . . . . . . .8
Section 3.03:  Easements and Ground Leases . . . . . . . . . . .8
Section 3.04:  Condition of Special Facilities . . . . . . . . .9
Section 3.05:  City Right of Entry . . . . . . . . . . . . . . .9

ARTICLE IV
ISSUANCE OF BONDS; PAYMENT OF COSTS OF THE PROJECTS

Section 4.01:  Issuance of Series 1997B Bonds and
               Series 1998B Bonds. . . . . . . . . . . . . . . 10
Section 4.02:  Issuance of Additional Bonds. . . . . . . . . . 10
Section 4.03:  Application of Proceeds; Insufficiencies. . . . 10
Section 4.04:  Refunding Bonds . . . . . . . . . . . . . . . . 11
Section 4.05:  Optional Redemption of Bonds. . . . . . . . . . 11

ARTICLE V
DESIGN, CONSTRUCTION AND ACQUISITION OF THE SPECIAL FACILITIES

Section 5.01:  General . . . . . . . . . . . . . . . . . . . . 11
Section 5.02:  Special Provisions for the 1997B Project. . . . 13
Section 5.03:  Inventory of Special Facilities; Replacements . 13
Section 5.04:  Title to Projects . . . . . . . . . . . . . . . 13
Section 5.05:  Design, Construction and Acquisition of Additional
               Special Facilities. . . . . . . . . . . . . . . 13
Section 5.06:  Personal Property Not Constituting Special
Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE VI
NET RENT AND GROUND RENT

Section 6.01:  Net Rent While Bonds Outstanding. . . . . . . . 14
Section 6.02:  Obligation to Pay Net Rent Unconditional. . . . 16
Section 6.03:  Pledge of Net Rent. . . . . . . . . . . . . . . 16
Section 6.04:  Operation and Maintenance Expenses; Other Costs 16
Section 6.05:  Charges for Ground Lease Properties and Easements17

ARTICLE VII
USE OF SPECIAL FACILITIES; REPRESENTATIONS AND UNDERTAKINGS BY
LESSEE AND CITY

Section 7.01:  General . . . . . . . . . . . . . . . . . . . . 17
Section 7.02:  Rights to Use Lessee's Terminal Improvements
               Subject to Use and Lease Agreement. . . . . . . 17
Section 7.03:  Reservation to City of Special Rights with
               Respect to Special Facilities in Terminal B . . 18
Section 7.04:  Non-Extension of Terminal B Lease . . . . . . . 20
Section 7.05:  Non-Extension of Terminal C Lease . . . . . . . 20
Section 7.06:  Non-Extension of IAB License Agreement. . . . . 20

ARTICLE VIII
LESSEE'S OBLIGATIONS AND CONDITIONS TOLESSEE'S USE OF SPECIAL
FACILITIES

Section 8.01:  Maintenance of Special Facilities at
               Lessee's Expense. . . . . . . . . . . . . . . . 21
Section 8.02:  Taxes, Charges, Utilities, Liens. . . . . . . . 21
Section 8.03:  Compliance with Airport Rules and Regulations and Law; Nondiscrimination. . . . . . . . . . . 22
Section 8.04:  Compliance with Tax Law . . . . . . . . . . . . 22
Section 8.05:  Environmental Matters . . . . . . . . . . . . . 22
Section 8.06:  City's Right To Maintain or Repair Special
               Facilities. . . . . . . . . . . . . . . . . . . 25
Section 8.07:  Termination Procedures. . . . . . . . . . . . . 25

ARTICLE IX
LIABILITY, INSURANCE AND CONDEMNATION

Section 9.01:  Release and Indemnification of City . . . . . . 26
Section 9.02:  General Insurance Requirements. . . . . . . . . 28
Section 9.03:  Risks and Minimum Limits of Coverage. . . . . . 28
Section 9.04.  Other Provisions. . . . . . . . . . . . . . . . 29
Section 9.05:  Disposition of Insurance Proceeds . . . . . . . 30
Section 9.06:  Condemnation. . . . . . . . . . . . . . . . . . 31
Section 9.07:  Reconstruction or Repair. . . . . . . . . . . . 32

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES

Section 10.01:  Events of Default. . . . . . . . . . . . . . . 32
Section 10.02:  Remedies on Default. . . . . . . . . . . . . . 34
Section 10.03:  Additional Remedy. . . . . . . . . . . . . . . 35
Section 10.04:  No Remedy Exclusive. . . . . . . . . . . . . . 35
Section 10.05:  Agreement to Pay Attorneys' Fees and Expenses. 35
Section 10.06:  No Additional Waiver Implied by One Waiver . . 36
Section 10.07:  Enforcement by City Attorney . . . . . . . . . 36

ARTICLE XI
ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

Section 11.01:  Assignments and Subletting by Lessee . . . . . 36
Section 11.02:  Termination of Agreement by Lessee . . . . . . 37

ARTICLE XII
MISCELLANEOUS

Section 12.01:  Lessee to Maintain Its Corporate Existence . . 37
Section 12.02:  Exempt Facilities. . . . . . . . . . . . . . . 37
Section 12.03:  Notices. . . . . . . . . . . . . . . . . . . . 37
Section 12.04:  Consents and Approvals . . . . . . . . . . . . 39
Section 12.05:  Rights Reserved to  City . . . . . . . . . . . 40
Section 12.06:  Force Majeure. . . . . . . . . . . . . . . . . 40
Section 12.07:  Severability Clause. . . . . . . . . . . . . . 40
Section 12.08:  Place of Performance; Laws Governing . . . . . 40
Section 12.09:  Brokerage. . . . . . . . . . . . . . . . . . . 40
Section 12.10:  Individuals Not Liable . . . . . . . . . . . . 41
Section 12.11:  Binding Nature of Agreement; Benefits of
                Agreement. . . . . . . . . . . . . . . . . . . 41
Section 12.12:  Ambiguities. . . . . . . . . . . . . . . . . . 41
Section 12.13:  Survival . . . . . . . . . . . . . . . . . . . 41
Section 12.14:  No Merger of Title . . . . . . . . . . . . . . 41
Section 12.15:  Entire Agreement . . . . . . . . . . . . . . . 41



Description of Project                       Exhibit "A"
Description of Easements                     Exhibit "B"
Description of Ground Lease Properties       Exhibits "C" and "D"
Deed and Bill of Sale for Project            Exhibit "E"

                  FIRST AMENDED AND RESTATED
                       SPECIAL FACILITIES
                         LEASE AGREEMENT
   (Continental Airlines, Inc. Terminal Improvement Projects)

THE STATE OF TEXAS

COUNTY OF HARRIS

     THIS SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called "Agreement") dated as of the 1st day of March, 1997 (Amended and Restated as of December 1, 1998), is made and entered into between the CITY OF HOUSTON, TEXAS, a municipal corporation and Home Rule City, situated principally in Harris County, Texas (hereinafter called "City"), and CONTINENTAL AIRLINES, INC., a corporation organized and existing under the laws of the State of Delaware, duly authorized to do business in the State of Texas (hereinafter called "Lessee").

                      W I T N E S S E T H :

     WHEREAS, City is the owner of land and certain improvements known as the George Bush Intercontinental Airport/Houston, located in the City of Houston, Harris County, Texas (hereinafter called "Airport"), which is operated as a public airport, as a part of the City's Airport System (as hereinafter defined), and City has the power and authority to lease premises and facilities thereon and to grant rights and privileges with respect thereto, including those set forth herein; and

     WHEREAS, Lessee is engaged in the business of commercial air transportation as a scheduled air carrier and is certificated or otherwise authorized by the United States Government and the hereinafter described Use and Lease Agreement to engage in such business at the Airport (hereinafter referred to as "authorized business"); and

     WHEREAS, City and Lessee have heretofore entered into the Use and Lease Agreement and IAB License Agreement (both as hereinafter defined) pursuant to which the City has leased to Lessee certain space and facilities in Terminals B and C at the Airport and granted certain occupancy rights to Lessee in the IAB at the Airport; and

     WHEREAS, Lessee has heretofore requested the City to undertake the financing of the 1997B Project (as hereinafter defined), and the City has done so through the issuance of its Series 1997B Bonds (as hereinafter defined); and

     WHEREAS, Lessee has heretofore requested the City to undertake the financing of the 1998B Project (as hereinafter defined); and

     WHEREAS, the City has found and determined that it is in the public interest and a public purpose for the City to finance the costs of the Projects (as hereinafter defined) through the issuance of certain special facilities revenue bonds payable from certain net rentals of the Projects; and

     WHEREAS, all ordinances heretofore adopted by the City authorizing the issuance of its Airport System Revenue Bonds payable from any or all gross revenues, tolls, rents, lease moneys, returns, and charges derived by the City from the operation of its Airport System, which includes the Airport, provide for the exclusion from the pledge of such revenues "any rentals (except ground rentals) from net rent leases which may be executed in the future wherein the lease consideration is pledged or otherwise utilized to finance the construction of buildings or facilities for lessee-tenants of the City, but only for such time and to such extent in each case as the rentals reserved in the lease or any extension or renewal thereof (other than ground rent) are required to be deposited in a separate interest and redemption fund in order to meet the City's obligation for interest payments and principal repayment on the bonds or other instruments of indebtedness issued or sold to finance the improvement which is the subject matter of the lease"; and

     WHEREAS, the City and Lessee desire to enter into this Agreement (i) to constitute a "net rent lease", to provide for the construction and acquisition of certain Special Facilities initially consisting of the Projects, to provide for the issuance of revenue bonds to finance certain costs of such Special Facilities, and to provide for the payment by Lessee of certain Net Rent at times and in amounts sufficient to meet the City's obligation for interest payments and principal repayment on all revenue bonds sold to finance the costs of such Special Facilities and (ii) to set forth certain other agreements of the parties with respect to the Special Facilities;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained and in consideration of the rentals and other amounts to be paid as herein provided, the City and Lessee do hereby covenant and agree as follows:

                            ARTICLE I

                 DEFINITIONS AND INTERPRETATIONS

     Section 1.01: Definitions. In this Agreement, the following terms shall have the following meanings, respectively, unless the context clearly indicates otherwise:

     "Additional Bonds" shall mean all additional bonds which may be issued by the City payable from the same source as the Series 1997B Bonds and the Series 1998B Bonds (including Net Rent payable under this Agreement) for the purposes and in the general manner specified in Section 4.02 hereof.

     "Airport" shall mean George Bush Intercontinental
Airport/Houston, Houston, Texas, as it now exists or may be modified or expanded from time to time in the future.

     "Airport System" shall mean all airport, heliport and aviation facilities, or any interest therein, now or from time to time hereafter owned, operated or controlled in whole or in part by the City, together with all properties, facilities and services thereof, and all additions, extensions, replacements and improvements thereto, and all services provided or to be provided by the City in connection therewith, but expressly excluding Special Facilities. The Airport System currently includes the present airports of the City, known as "George Bush Interconti-nental Airport/Houston," "William P. Hobby Airport" and "Ellington Field" and the "CBD Heliport."

     "Baggage Transfer Facility" shall mean that facility more fully described in Exhibit "A" to this Agreement.

     "Bonds" shall mean collectively the Series 1997B Bonds, the Series 1998B Bonds and any Additional Bonds and Refunding Bonds from time to time hereafter issued.

     "Bus Stations" shall mean the bus stations to be located at Terminals B and C as more fully described in Exhibit "A" to this Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday, or legal holiday or the equivalent (other than a moratorium) on which banking institutions generally in Houston, Texas or New York, New York are authorized or required by law or executive order to close.

     "City" shall mean the City of Houston, Texas, or such other agency, board, authority, or private entity which may succeed to the jurisdiction of the City over the Airport.

     "Costs of the Project" or "Costs of the Special Facilities" shall mean all costs of financing the construction and acquisition of the Projects or Special Facilities, as the case may be, and the issuance of Bonds for such purpose, including without limitation the following:

          (i) all amounts paid by the Lessee, or authorized by the Lessee and paid by or on behalf of Lessee, to design, construct, acquire, fabricate, equip and install the Projects or Special Facilities, including without limitation, all costs of utility extensions and connections and all amounts paid under all contracts for goods, services and facilities related thereto;

          (ii) all amounts necessary to provide for work performed, material purchased or expenditures incurred, pertaining to or in connection with the Projects or any other Special Facilities approved by City and Lessee including, without limitation, the charges of any architects or engineers for plans, specifications, drawings, supervision and inspection for the Projects or Special Facilities;

          (iii) all expenses incurred by the Lessee and the City for the review of plans, specifications and contracts for the Projects or the Special Facilities and for the inspection in connection with the construction and acquisition thereof;

          (iv) the cost of any and all permits, licenses, fees, performance and payment bonds, appraisals and insurance policies procured in connection with the acquisition and construction of the Projects or Special Facilities;

          (v)  legal, accounting and bond advisory,
     underwriting and consultant fees and expenses, including any fees and expenses of any bond insurer and the provider of any reserve fund surety, and all costs and expenses incident to the authorization, issuance, delivery and sale of the Bonds, including without limitation the preparation, execution, delivery and recording of this Agreement, the Trust Indenture, any preliminary and the final offering documents pertaining to the Bonds, and any printing fees for such documents, any purchase agreements pursuant to which the Bonds will be sold, all credit agreements and other documents providing security for the Bonds or the Lessee's obligations and all other agreements and documents involved and contemplated hereby, the costs and fees, including legal fees, incident to the qualification of the Bonds for offer and sale under securities laws and the preparation of any memorandum as to the eligibility of the Bonds for offer and sale and for investment under state laws if required or if applicable;

          (vi) interest accruing on the Bonds during the period of construction of the Projects or Special
     Facilities financed with the proceeds thereof, the term of which period shall be determined in the Trust
     Indenture;

          (vii) such other and additional fees, costs, expenses and expenditures of whatever nature incidental or pertaining to the design, acquisition, construction, fabrication, equipping and installation of the Projects or the Special Facilities, including funding of the Reserve Account, and all other costs and expenses that may properly be capitalized as costs of the Projects or the Special Facilities; and

          (viii)    any costs of a prior Project for which
     insufficient funds are available from the proceeds of the Series of Bonds issued for such prior Project.

     "Director" shall mean the Director of the Department of Aviation of the City or his designee.

     "Easements" shall mean all of the easement or easements described in Exhibit "B" attached hereto.

     "Event of Default" shall mean those events so defined in
Section 10.01 hereof.

     "Ground Lease Properties" shall mean those portions of the Leased Premises under the Use and Lease Agreement in Terminal B as are reasonably necessary to make the Special Facilities leasable and in Terminal C as are located underneath the Special Facilities located therein and those portions of the Leased Premises under the IAB License Agreement as are reasonably necessary to make the Special Facilities in the IAB leasable.

     "Ground Rentals" shall mean the rentals to be paid by Lessee directly to the City pursuant to Section 6.05 as consideration for those portions of the Leased Premises under the Use and Lease Agreement and IAB License Agreement that constitute Ground Lease Properties and Easements.

     "Ground Support Equipment" shall mean that equipment appurtenant to the space and gates in Terminal B as more fully described in Exhibit "A" to this Agreement.

     "Guaranty" shall mean the guaranty agreement dated as of March 1, 1997, from the Lessee to the Trustee with respect to the Series 1997B Bonds and the guaranty agreement dated as of December 1, 1998, from the Lessee to the Trustee with respect to the 1998B Bonds.

     "IAB" shall mean the Mickey Leland International Airlines
Building at the Airport.

     "IAB License Agreement" shall mean collectively or individually those certain license and lease agreements from time to time in effect with respect to the Lessee's occupancy of the IAB at the Airport.

     "Interest and Redemption Fund" shall mean the fund so defined in the Trust Indenture for the collection of Net Rent and payment of the Bonds.

     "Leased Premises" under the Use and Lease Agreement and/or under the IAB License Agreement shall mean that certain space and improvements in and around at the Airport which were or will be leased by the City to Lessee pursuant to the Use and Lease Agreement and/or licensed by the City to Lessee pursuant to the IAB License Agreement.

     "Lessee" shall mean Continental Airlines, Inc., a Delaware corporation, and its successors and assigns as lessee hereunder.

     "Lessee's IAB Improvements" shall mean those tenant improvements, fixtures, equipment and related facilities in the International Airlines Building as more fully described in Exhibit "A-1" to this Agreement.

     "Lessee's Terminal B Improvements" shall mean those tenant improvements, fixtures, equipment and related facilities in Terminal B as more fully described in Exhibits "A" and "A-1" to this Agreement.

     "Lessee's Terminal C Improvements" shall mean those tenant improvements, fixtures, equipment and related facilities in Terminal C as more fully described in Exhibits "A" and "A-1" to this Agreement.

     "Net Rent" shall mean the net rentals payable by Lessee to the Trustee on behalf of the City pursuant to Section 6.01(a)(i) and
(ii) hereof for the purpose of being applied to the payment of the Bonds and making required deposits to the Interest and Redemption Fund.

     "1997B Project" shall mean the Lessee's Terminal B Improvements, Lessee's Terminal C Improvements, the Prior Tenant Improvements, the Bus Stations and the Ground Support Equipment, and, at Lessee's option, to be exercised no later than December 31, 1999, may include the Baggage Transfer Facility, all as more fully described in Exhibit "A" attached hereto and by this reference made a part hereof, together with any modifications, additions or reductions thereto approved by the Director and the Lessee. The 1997B Project shall constitute the initial Special Facilities.

     "1998B Project" shall mean the Lessee's Terminal B Improvements, Lessee's Terminal C Improvements, and Lessee's IAB Improvements, all as more fully described in Exhibit "A-1" attached hereto and by this reference made a part hereof, together with any modifications, additions or reductions thereto approved by the Director and the Lessee.

     "Outstanding" shall have the meaning assigned in the Trust
Indenture.

     "Prior Tenant Improvements" shall mean the remaining leasehold estate and tenant improvements of the tenant or tenants located in Terminal B occupying such space prior to Lessee's occupancy of Terminal B, as more fully described in Exhibit "A" to this Agreement.

     "Project" or "Projects" means, either individually or collectively, the 1997B Project and the 1998B Project.

     "Qualified Terminal C Occupancy Agreement" shall mean, for the period beginning January 1, 2018 (i) an extension or renewal of the Use and Lease Agreement with respect to all or a material portion of Terminal C airline space, (ii) an interim extension or renewal agreement for all or a material portion of Terminal C airline space pending negotiation of a definitive extension or renewal of the Use and Lease Agreement, or (iii) a written document evidencing Lessee's commitment to occupy all or a material portion of Terminal C airline space for a specified period of time pursuant to the terms of a City ordinance; provided, however, if any of the foregoing relate to a material portion but not all of Terminal C airline space, then it shall be accompanied by a written certification of the Director of the Department of Aviation of the City as containing provisions reasonably satisfactory to the Director of the Department of Aviation of the City that will reasonably allow (i) Lessee to make use of the Special Facilities, and (ii) other airline tenants, if any, in Terminal C to use those Special Facilities as may, in the reasonable opinion of the Director, be required to support the tenancy of such other airline tenants.

     "Refunding Bonds" shall mean all refunding bonds which may be issued by the City for the purposes set forth in Sections 4.04 hereof, and which shall be payable from the same sources as the Series 1997B Bonds and Series 1998B Bonds (including Net Rent payable under this Agreement).

     "Series 1997B Bonds" shall mean the first series of Bonds to be issued pursuant to this Agreement, which shall be entitled the "City of Houston, Texas, Airport System Special Facilities Revenue Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 1997B."

     "Series 1998B Bonds" shall mean the second series of Bonds to be issued pursuant to this Agreement, which shall be entitled the "City of Houston, Texas, Airport System Special Facilities Revenue Bonds (Continental Airlines, Inc. Terminal Improvement Projects), Series 1998B."

     "Special Facilities" shall mean the Projects, all extensions, additions, modifications and improvements thereto and all other improvements, fixtures, equipment and facilities that, pursuant to this Agreement or any supplement hereto or amendment hereof, are financed with any proceeds of the Series 1997B Bonds, the Series 1998B Bonds or any Additional Bonds.

     "Trust Indenture" shall mean the Trust Indenture, dated as of March 1, 1997, as supplemented by the First Supplemental Trust Indenture dated as of December 1, 1998, together with all supplements and amendments thereto, entered into by and between the City and the Trustee to provide for the issuance of and security for the Series 1997B Bonds and the Series 1998B Bonds.

     "Trustee" shall mean the bank designated as Trustee under the Trust Indenture, or any successor trustee thereunder.

     "Use and Lease Agreement" shall mean that certain Use and Lease Agreement with respect to Terminals B and C at the Airport effective as of January 1, 1998, entered into between the City and Lessee.

     Section 1.02: Interpretations. All terms defined herein and all pronouns used in this Agreement shall be deemed to apply equally to singular and plural and to all genders. The table of contents, titles and headings of the articles and sections of this Agreement have been inserted for convenience of reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof. This Agreement and all the terms and provisions hereof shall be liberally construed to effectuate the purposes set forth herein and, to provide for the full and timely payment of all Bonds from time to time hereafter issued by the City, which Bonds shall be secured by a pledge of the Net Rent payable under this Agreement. In the event of any ambiguity contained herein, it shall not be construed for or against any party hereto on the basis that such party did or did not author same.

                           ARTICLE II

                         REPRESENTATIONS

     Section 2.01: Representations by the City. The City makes the following representations as the basis for its undertakings in this Agreement:

     (a) The City, as the owner of the Airport, is authorized to enter into this Agreement;

     (b) The City has the power and authority to grant the Easements and the Ground Lease Properties to the Lessee for the purposes of constructing, installing, equipping, maintaining and operating the Projects;

     (c) The City has the power and authority to acquire the Projects constructed, installed and equipped by Lessee on the Ground Lease Properties and the Easements, to acquire the other Special Facilities, and to lease same to Lessee pursuant to the terms and conditions contained herein;

     (d) The City has the power and authority to issue the Bonds for the purpose of paying the Costs of the Special Facilities and to pledge to the payment of the Bonds the Net Rent payable under this Agreement and by proper municipal action it has been authorized to execute and deliver this Agreement; and

     (e) All representations relating to the City contained in the recitals to this Agreement are true and correct in all material respects.

     Section 2.02: Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings in this Agreement:

     (a) Lessee is a corporation validly existing under the laws of the State of Delaware; it is in good standing under its certificate of incorporation and the laws of the State of Delaware; it is duly authorized to do business in the State of Texas; it has the power to enter into this Agreement without violating the terms of any other agreement to which it is a party; and by proper cor-porate action it has been duly authorized to execute and deliver this Agreement;

     (b) Lessee will occupy and possess the Easements and Ground Lease Properties for the purposes and upon the terms and conditions set forth herein; it will, subject to the City's issuance and sale of the Series 1997B Bonds and the Series 1998B Bonds, construct, install and equip the Projects substantially in the manner herein provided; it will convey the Projects to, or cause title to the Projects to vest in, the City in the manner herein provided; and it will occupy, possess, operate and maintain the Projects and any other Special Facilities for the purposes and in the manner provided herein, all subject to the terms and conditions of this Agreement; and

     (c) All representations relating to Lessee contained in the recitals to this Agreement are true and correct in all material respects.

                           ARTICLE III

      LEASE AND TERM; GRANT OF EASEMENTS AND GROUND LEASES

     Section 3.01: Lease of Special Facilities. Subject to the terms and conditions of this Agreement, the City hereby leases, lets and demises unto Lessee, and Lessee hereby leases and rents from the City, the Special Facilities, which shall consist initially of the Projects.

     Section 3.02: Term of Lease of Special Facilities. The term of this Agreement and the leasehold estate hereby created in the Special Facilities shall commence on April 17, 1997, for the 1997B Project, and January 20, 1999, for the 1998B Project (being the respective dates of delivery by both the City and Lessee of the original form of this Agreement and the first amended and restated form of this Agreement) and shall continue, unless sooner terminated in accordance with this Agreement, until the 31st day of December, 2017; provided, however, that with respect to Lessee's Terminal C Improvements, such term shall continue, so long as the Use and Lease Agreement with Lessee for Terminal C remains in effect through extension or renewal (including interim extensions or renewals) or so long as Lessee continues to occupy Terminal C pursuant to a Qualified Terminal C Occupancy Agreement, until the 31st day of December, 2027 and provided, further, that with respect to Lessee's IAB Improvements, such term shall continue, so long as the IAB License Agreement remains in effect through extension or renewal until the 15th day of July, 2029; provided, further, however, that at such time, if ever, as Lessee shall have no right to occupy Terminal B or C or IAB, then Lessee's rights of occupancy under this Agreement shall end with respect to that portion of the Special Facilities as follows: (i) if its right to occupy Terminal C ceases, then all rights to occupy Special Facilities shall also terminate; if Lessee's rights to occupy the IAB shall terminate, then only Lessee's rights to occupy the Special Facilities in the IAB shall terminate; and if Lessee's rights to occupy Terminal B shall cease, then only Lessee's rights to occupy the Special Facilities in Terminal B shall also terminate, except to the extent necessary to support Lessee's obligation to sublease such Special Facilities in Terminal B to the City pursuant to Section 7.03.

     Section 3.03: Easements and Ground Leases. (a) Subject to the terms and conditions of this Agreement, the City hereby grants and conveys to Lessee the Easements for a term corresponding to the term of Lessee's leasehold estate in the Special Facilities located in or appurtenant to such Easement including any extensions or renewals thereof. The Easements shall be used solely for the purpose of constructing, equipping, acquiring, operating and maintaining the Special Facilities.

     (b) Subject to the terms and conditions contained in the Use and Lease Agreement and the IAB License Agreement, the City has leased to Lessee the Leased Premises under the Use and Lease Agreement and the IAB License Agreement. Those portions of the Leased Premises under the Use and Lease Agreement and the IAB License Agreement designated in Exhibits "C" and "D" (or other portions approved by the Director) may be used for the purpose of constructing, equipping, acquiring, operating and maintaining the Special Facilities.

     (c) Subject to the terms hereof, Lessee shall have the right of reasonable ingress to and egress from the Special Facilities over the portions of the Airport necessary for the construction, operation and maintenance of the Special Facilities in accordance with the terms hereof, including the operation of buses between the bus stations constituting part of the Special Facilities, but subject to reasonable regulations promulgated by the Director.

     (d) In the event the City and Lessee determine it is necessary or desirable to amend, correct, further define or delineate, delete from or add to any descriptions of the Ground Lease Properties, the Easements or the portions of the Leased Premises under the Use and Lease Agreement and the IAB License Agreement shown on Exhibits "C" and "D," they may do so by a supplement or addendum hereto duly executed by the respective parties.

     Section 3.04: Condition of Special Facilities. The Lessee has full and exclusive responsibility for ascertaining the suitability of the Special Facilities, Easements, and Ground Lease Properties for their intended use. The City makes no representations or warranties, either express or implied, as to the condition of the Special Facilities, Easements, and Ground Lease Properties for the use intended by the Lessee. The Lessee takes the Special Facilities, Easements, and Ground Lease Properties in their "as-is" condition. The City acknowledges that Lessee does not assume any responsibility, except to the extent caused by Lessee, for any Hazardous Materials (as defined in Section 8.05C below) that existed on the Easements or Ground Lease Properties as of the respective dates of commencement of the term.

     Section 3.05: City Right of Entry The City may enter upon the Easements, Ground Lease Properties and Special Facilities
(i) at any reasonable time for any purpose necessary, incidental to or connected with the performance of Lessee's obligations hereunder, or in the exercise of the City's governmental functions, and (ii) upon the termination or cancellation of this Agreement in accordance with the provisions of Article X hereof, and such entry or reentry shall not constitute a trespass nor give Lessee a cause of action for damages against the City; provided, however, the City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

                           ARTICLE IV

       ISSUANCE OF BONDS; PAYMENT OF COSTS OF THE PROJECTS

     Section 4.01: Issuance of Series 1997B Bonds and Series 1998B Bonds. Subject to the terms and conditions of this Agreement, the City has heretofore issued the Series 1997B Bonds to pay costs of the 1997B Project, and the City shall diligently use its best efforts to issue, sell and deliver the Series 1998B Bonds in amounts sufficient to pay the Costs of the 1998B Project and unfunded 1997B Project Costs, which amounts shall be established in the Trust Indenture. The City shall have no obligations to issue, sell, or deliver the Series 1998B Bonds if (i) there exists an Event of Default under this Agreement by Lessee, or (ii) Lessee has not given written approval of the Trust Indenture. The City shall not authorize the sale of the Series 1998B Bonds or enter into any related supplement to the Trust Indenture until the terms of such Bonds and the form of such Trust Indenture have been approved in writing by Lessee in the manner provided in Section 12.04 hereof, which written approval shall be conclusively binding upon Lessee.

     Section 4.02: Issuance of Additional Bonds. The City, at the direction of Lessee, may issue Additional Bonds in amounts sufficient to pay (i) any part of the Costs of the Projects not fully funded or provided for out of the proceeds of the Series 1997B Bonds or Series 1998B Bonds, or (ii) the Costs of the Special Facilities for any additional Special Facilities approved pursuant to Section 5.05 hereof. The City agrees to use its best efforts to issue any Additional Bonds required under Clause (i) above, and the Director shall cooperate in a reasonable manner with Lessee to request the City to issue Additional Bonds under Clause (ii) above; however, no representation is made or assurance given or implied by the City that it will be able to issue, sell and deliver Additional Bonds on terms and conditions satisfactory to Lessee or that it will agree to issue Additional Bonds for any other purpose than as set forth above. Moreover, the issuance of Additional Bonds is made subject to the same conditions enumerated in Section 4.01 and the additional condition that there shall have been executed a supplement to this Agreement to provide for the manner of construction, acquisition and payment for any additional Special Facilities to be financed with such Additional Bonds and to provide for any other matters reasonably deemed necessary by the City in connection with such financing. All Additional Bonds shall be secured and payable as provided in the Trust Indenture. Upon the issuance of any Additional Bonds, the Net Rent payable hereunder shall automatically be increased in the amounts required to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges and other related costs and expenses on all Bonds then outstanding, including the Additional Bonds to be issued. However, the City shall not authorize the issuance of Additional Bonds until the terms thereof and of the supplement to the Trust Indenture relating thereto have been approved in writing by Lessee, which written approval shall be conclusively binding upon Lessee.

     Section 4.03: Application of Proceeds; Insufficiencies. Subject to the other terms and provisions hereof, the City hereby agrees to apply the proceeds of the Series 1997B Bonds and Series 1998B Bonds (by depositing the proceeds into the "Acquisition Fund" and other Funds as established, defined and provided in the Trust Indenture) and any Additional Bonds to pay (but only to the extent of such proceeds) the Costs of the Special Facilities financed therewith. In the event that the proceeds of the Series 1997B Bonds, Series 1998B Bonds or any Additional Bonds shall be insufficient to pay all Costs of the Special Facilities for which such Bonds were issued, then Lessee shall deposit into the Acquisition Fund amounts which, together with other amounts therein, shall be sufficient to pay all Costs of the Projects or Special Facilities as the case may be. Proceeds of such Bonds and deposits, if any, shall be applied first to make any deposits required by the Trust Indenture authorizing the issuance of such Bonds, second to pay all Costs of the Special Facilities incurred on behalf of the City by the Lessee (and which are reasonably approved by Lessee), including the cost of issuance of such Bonds, and last to pay any Costs of the Special Facilities incurred by or on behalf of Lessee. Any proceeds of the Bonds remaining after paying all Costs of the Special Facilities shall be deposited into the Interest and Redemption Fund as provided under the Trust Indenture.

     Section 4.04: Refunding Bonds. Lessee reserves the right to request the City from time to time to issue Refunding Bonds in any manner permitted by law for the purpose of refunding any of the Bonds from time to time outstanding. Although no representation is made or assurance given or implied by the City that it will agree to issue such Refunding Bonds or that it will be able to issue, sell and deliver such Refunding Bonds on terms and conditions satisfactory to the Lessee, the City agrees to use its best efforts to issue Refunding Bonds at Lessee's request provided they have a similar maturity pattern, similar redemption features and similar security. All Refunding Bonds, if any, shall be secured and payable as provided in the Trust Indenture, and the Net Rent payable hereunder shall automatically be adjusted to provide for the full and timely payment of all principal, interest, redemption premiums, Trustee charges and other related costs and expenses on all Bonds to be outstanding following the issuance of the Refunding Bonds. Notwithstanding the foregoing, the City shall not authorize the sale of any Refunding Bonds or authorize any supplement to the Trust Indenture for such purpose until the terms of such Refunding Bonds and the supplement to the Trust Indenture are approved in writing by Lessee in the manner provided in Section 12.04 hereof, and it is provided further that the City's receipt of such approval shall be conclusively binding upon Lessee.

     Section 4.05: Optional Redemption of Bonds. The City agrees that at the written request of Lessee, the City will exercise any reserved right of optional redemption for any of the Bonds, provided that Lessee makes such request in sufficient time as specifically set forth in the Trust Indenture to permit the City to give any notice required by the Trust Indenture and provided further that Lessee gives the City adequate assurances that it will pay all additional Net Rent required to provide for the payment of the applicable redemption price for such Bonds, together with any related costs and expenses in connection with such redemption.

                            ARTICLE V

 DESIGN, CONSTRUCTION AND ACQUISITION OF THE SPECIAL FACILITIES

     Section 5.01:  General.  Lessee shall cause the Special
Facilities to be designed, procured, constructed and installed in accordance with the following provisions.

     (a) All plans and specifications for the design, procurement, construction and installation of any discrete element of the Special Facilities, including any alteration or addition thereto, shall be submitted to and receive the written approval of the Director prior to the commencement of any such discrete element of procurement, construction, alteration or installation. The City acknowledges that time is of the essence in reviewing such plans and specifications and shall use diligence to review and respond to all submissions of plans and specifications in a prompt and timely manner; provided that the City will continue its review to the extent practical, as determined by the City, while awaiting additional information from the Lessee. The City's review and response shall be conducted to avoid material, adverse impacts to the most recently published construction schedule approved by the City and the Lessee. The Lessee acknowledges that the City cannot review and respond in such a timely manner unless the Lessee assures that complete and thorough submissions are made to the City for review. Further, the Lessee acknowledges timely review and response by the City requires reasonable response by the Lessee to requests of the City for additional information necessary to complete the City's review.

     (b) All such procurement, construction, alteration or installation may be made only after obtaining any required building or construction licenses and permits, which the City agrees to use reasonable efforts to expedite or to assist in obtaining, and, in addition to usual City inspection, shall be subject to inspection by the Director to see that the approved plans and specifications are being followed; provided, however, that the City shall use reasonable efforts to eliminate or avoid any interference or interruption with the construction of the Project.

     (c) All such procurement, construction, alteration and installation shall be designed and carried out in accordance with the Department of Aviation's Tenant Improvement Manual, except to the extent inconsistent herewith, which is incorporated herein by reference and a copy of which has been provided to Lessee or as otherwise agreed by the Director and Lessee. All such procurement, construction, alteration or installation shall be carried out and completed substantially in accordance with the most recently published construction schedule approved by Director and Lessee. Upon completion of construction, Lessee shall provide the Director with as-built drawings of improvements all on CADD diskette.

     (d) Lessee shall make good faith efforts to ensure that its Special Facilities contractors meet the City's overall MWBE participation goals of 24% for design, 17% for construction and 11% for procurement. Lessee shall provide periodic reports as may be reasonably required by the Director or the City's Director of Affirmative Action. The City shall have the right to audit Lessee's efforts under this subsection throughout the term of this Agreement in the same manner as it audits other City contractors.

     (e) Lessee shall make good faith efforts to ensure that its Special Facilities contractors that supply services and/or labor comply with the City's drug free work place policy as set forth in City of Houston Executive Order 1-31, as amended.

     (f) Upon completion of each Project, Lessee shall (i) submit to the City an affidavit executed by any officer authorized to bind Lessee of Lessee certifying that the Project has been constructed in substantial accordance with the plans and specifications approved by the Director as provided in Section 5.01; all contractors, subcontractors, laborers, materialmen, architects, engineers, and all other parties who have performed work on or furnished materials for the construction, landscaping, fixturing and equipping the Project has been paid in full together with, when appropriate, executed and delivered releases of lien; the Project is fully equipped, furnished, and supplied and are ready for operation; and Lessee has obtained all necessary licenses, permits, and other authorization required as of such date from all governmental authorities having jurisdiction, and (ii) cause the architect of the Project to execute and deliver to the City an affidavit stating that the Project has been constructed and equipped substantially in accordance with the plans and specifications referred to in Section 5.01.

     (g) In the event of default of any contractor or subcontractor under any contract made by it in connection with the Projects or in the event of breach of warranty with respect to any materials, workmanship, or performance guarantee, the Lessee will promptly proceed, either separately or in conjunction with the City, to exhaust the remedies of the Lessee against the contractor, subcontractor or supplier so in default and against the surety for the performance of such contract, to the extent of commercial practicability. The Lessee agrees to advise the City of the steps it intends to take in connection with any such default.

     Section 5.02: Special Provisions for the 1997B Project. The following special conditions relate to the design and construction of the 1997B Project:

     (a) Lessee shall cause all amounts paid for Prior Tenant Improvements to be applied for the construction, acquisition, equipping and furnishing of other eligible airport improvements in conformity with Section 5.4 of the Trust Indenture and Section 8.04 of this Agreement.

     (b) The Ground Support Equipment, although to be used primarily as equipment pertinent to the space and gates in Terminal B, may be moved by Lessee about the Airport and its use need not be limited solely to support of gates at Terminal B.

     Section 5.03: Inventory of Special Facilities; Replacements. Upon completion of the Projects, and upon the construction and acquisition of any additional Special Facilities, Lessee shall provide the Director with a detailed written inventory of all furnishings, fixtures and equipment constituting a material part of such Special Facilities, certified by any officer authorized to bind Lessee, which inventory shall include a complete description of each such item or class of items of such furnishings, fixtures and equipment including make, model and serial numbers, if any. Lessee shall from time to time, upon the reasonable request by Director, amend and revise such inventory to reflect all replacements and substitutes of any such items; provided, however, that Lessee may substitute for or replace commercially fungible items in such inventory with substantially comparable items and take the other actions permitted in Sections 8.01 and 8.04 hereof without notice.

     Section 5.04: Title to Projects. In consideration for the City's issuance of Bonds to finance the Costs of the Projects as provided herein, the City shall acquire title to the Projects at the time of construction, acquisition or installation and from time to time during construction, subject to the terms and provisions of this Agreement and the leasehold estate of Lessee herein created and such title shall automatically vest in the City immediately upon such construction, acquisition or installation without further notice or action. In this regard, Lessee hereby agrees to execute and deliver to the City the Deed and Bill of Sale for Projects, after completion thereof, as set forth in Exhibit "D" and such further documentation as shall be reasonably requested by the City to evidence the City's acquisition of title to the Projects in accordance with the terms of this Agreement.

     Section 5.05:  Design, Construction and Acquisition of
Additional Special Facilities.

     (a) From time to time hereafter, Lessee may request the City to undertake to issue Additional Bonds to finance additional Special Facilities. The Director shall cooperate in a reasonable manner with Lessee to request the City to provide such financing, and if consummated, then this Agreement shall be supplemented to provide for the design, construction and acquisition of such Special Facilities, for payment of the Costs of the Special Facilities and any other matters deemed appropriate by the City and Lessee. The Net Rent payable hereunder shall automatically be increased to provide for the payment of the Additional Bonds, in the amount and manner set forth in Section 4.02 hereof.

     (b) It is expressly acknowledged and understood by Lessee that this Agreement shall impose no obligation of any kind upon the City to issue or undertake to issue any Additional Bonds to finance additional Special Facilities except for the best efforts obligations set forth in Section 4.02. If the City elects not to issue Additional Bonds for such purpose, Lessee may construct such improvements at its sole cost.

     Section 5.06: Personal Property Not Constituting Special Facilities. Lessee's equipment, trade fixtures and personal property not financed with Bonds and not constituting a replacement, repair or substitution for Special Facilities under
Section 8.04(b) may be located on the Easements or Ground Lease Properties without becoming Special Facilities and, so long as no Event of Default by Lessee has occurred and is continuing hereunder, may be removed by Lessee provided that such removal will not damage or impair the Special Facilities or that Lessee at its expense restores the Special Facilities to the same or better condition than existed prior to such removal. Any and all such equipment, trade fixtures and personal property not removed by Lessee prior to the expiration of this Agreement, or if this Agreement ends by early termination, within 60 days after receipt by Lessee of a written notice issued by the Director to remove such property, shall thereupon become a part of the land upon which it is located and title thereto shall thereupon vest in the City, and City reserves the right to remove such property not so removed by Lessee, and if such removal is accomplished within the 30 day period after the expiration of this Agreement or the 60 day period referred to above (after the early termination of the Agreement), such removal by the City shall be at Lessee's expense.

                           ARTICLE VI

                    NET RENT AND GROUND RENT

     Section 6.01: Net Rent While Bonds Outstanding. (a) Lessee shall pay to the City, by depositing directly with the Trustee for the account of the Interest and Redemption Fund, Net Rent for so long as any Bonds remain Outstanding within the meaning of the Trust Indenture at such times and in such amounts as follows, which obligation shall survive the termination of this Agreement:

          (i) on or before each interest and/or principal payment date on the Bonds,

               (A)  all interest payable on all Bonds on
          such date; plus

               (B)  all principal (if any) payable on
          all Bonds on such date, whether payable at maturity or earlier redemption (regardless of whether such redemption is optional, extraordinary or mandatory); plus

               (C)  all redemption premiums (if any)
          payable on all Bonds on such date.

          (ii) immediately upon receipt of written notice from the Trustee for the Bonds advising it that such amounts are due and payable:

               (A)  all unpaid principal, accrued
          interest and redemption premiums and/or
          indemnifications on all Bonds which are
          declared due and payable under any ex-
          traordinary redemption or acceleration
          provision in the Trust Indenture;

     provided, however, that if the Trust Indenture allows payments of such amounts on a later date or in installments, they shall be payable as required by the Trust Indenture without further notice by the Trustee.

In addition to the above described Net Rent, Lessee shall pay (x) directly to the Trustee, all Trustee charges and any other related costs and expenses in connection with the payment of principal, interest or redemption premiums on the Bonds in accordance with the Trust Indenture, (y) directly to the Trustee at such times and in such amounts, together with amounts available therefor under the Trust Indenture so as to ensure compliance with the provisions of
Section 148 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and (z) directly to any bond insurer or provider of a reserve fund surety, all fees, charges, reimbursements, expenses and interest charges due in connection therewith.

     (b) The Net Rent payable under subsection 6.01(a) of this Agreement shall be reduced by the total of any amounts then on deposit in the Interest and Redemption Fund in excess of the amount then needed for the purpose of paying previously matured interest, principal, matured or redeemed Bonds, and redemption premiums, if any, whether such excess amounts become available by reason of (i) amounts deposited in the Interest and Redemption Fund from the proceeds of the Bonds, (ii) previous overpayments of Net Rent,
(iii) surplus funds from proceeds of the Bonds deposited to the credit of such Interest and Redemption Fund at the end of the construction and acquisition of the Project, (iv) interest earnings from the investment or deposit of any amounts from time to time credited to the Interest and Redemption Fund, or (v) any other circumstance which results in excess funds being properly deposited in the Interest and Redemption Fund that are available for such purpose. The reductions in the Net Rent payments contemplated by this subsection 6.01(b) shall be made by applying such excess amounts as a credit(s) against the next Net Rent payment(s) due after such excess amounts have actually become available in the Interest and Redemption Fund, until such excess amounts are exhausted. The City shall request the Trustee to calculate such reductions and furnish them to the Lessee in a timely manner prior to the date on which Net Rent is payable. In the event the Trustee fails to furnish Lessee with the amount of any such reduction, it shall be the Lessee's obligation to ascertain the correct amount of such reductions or pay as Net Rent the full amount provided in subsection 6.01(a) hereof. After all Net Rent has been paid and no Bonds remain Outstanding within the meaning of the Trust Indenture and no amounts remain due and owing under the Trust Indenture, then, any amounts remaining in the Interest and Redemption Fund which are paid over to the City by the Trustee shall be deemed overpayments of Net Rent and paid over by the City to Lessee within 30 days of their receipt by the City.

     Section 6.02:  Obligation to Pay Net Rent Unconditional.   It
is understood and acknowledged by the Lessee that the Bonds will be sold to the purchasers thereof in reliance upon the commitment of Lessee to make the payments of Net Rent provided in Section 6.01 above, subject only to the reductions provided in subsection (b) thereof. Accordingly, the obligations of the Lessee to make the payments of Net Rent thus required shall be absolute and unconditional and so long as the Bonds remain outstanding within the meaning of the Trust Indenture, the Lessee (i) will not suspend or discontinue any payments of Net Rent provided herein or seek any offset against its obligations to pay such amounts or recoupment of any amounts so paid, and (ii) will not terminate this Agreement or otherwise seek to avoid or to reduce the payment of Net Rent for any reason, including without limiting the generality of the foregoing, termination of the Use and Lease Agreement or IAB License Agreement, failure of the Lessee to complete the Projects, failure of the City to acquire the Projects, failure of the Lessee or the City to complete the construction or acquisition of any other Special Facilities, failure of the City to pay or cause to be paid any Costs of the Special Facilities (but without limiting the City's obligations under Section 4.03 hereof) or any acts or circumstances that may constitute failure of consideration, destruction or damage to or condemnation of such facilities, or frustration of purpose, any change in the tax or other laws of the United States of America or the State of Texas, or any political subdivision of either thereof or any failure of the City to perform or observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Agreement. It is provided, however, that nothing contained in this Section shall be construed to release the City from the performance of any of the agreements on its part herein contained, and in the event the City should fail to perform such agreement, the Lessee may, without limitation of any other rights that the Lessee may then have, institute such actions against the City as it may deem necessary to compel the performance thereon, to seek damages or other relief or to restrain or enjoin forbidden acts provided that such institution of such actions shall not result in a reduction of the payment of Net Rent hereunder.

     Section 6.03: Pledge of Net Rent. It is expressly understood and agreed that the Net Rent payable hereunder shall be pledged to the payment of the Bonds and amounts due under the Trust Indenture in accordance with the Trust Indenture, and that, so long as any Bonds remain Outstanding, such Net Rent shall be paid in the amounts and manner herein specified. In the Trust Indenture the City shall covenant not to permit any modification of or amendment to Section 6.01 of this Agreement or to any other provision hereof that would have the effect of reducing, altering or modifying the commitments of Lessee contained in Sections 6.01 or 6.02 hereof or would materially minimize, reduce or lessen the rights of the City after an Event of Default in the payment of Net Rent by Lessee or would materially and adversely affect the security provided for the payment of the Bonds, and no such modification or amendment hereto shall be permitted while the Bonds remain Outstanding.

     Section 6.04: Operation and Maintenance Expenses; Other Costs. The Net Rent, which is to be pledged to the payment of the Bonds and amounts due under the Trust Indenture, is intended to be a net return to the City. Accordingly, in addition to the payment of all Net Rent hereunder, the Lessee hereby agrees to pay (or cause to be paid pursuant to the Use and Lease Agreement and IAB License Agreement) all operation and maintenance expenses applicable to the Special Facilities, including, without limitation, utility costs, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the Special Facilities or Lessee's leasehold estate therein, any and all lawful excise and other types of taxes imposed on or in respect of such properties, the expenses of upkeep thereof of every kind and character, including the repair or ordinary restoration thereof, and every other item of expense imposed on Lessee pursuant to this Agreement, and if the Special Facilities are operated by the City, all direct and allocable indirect Airport System costs of operating and maintaining the Special Facilities (while operated by the Airport System) in a manner consistent with other such allocations equitably applied on an Airport-wide basis.

     Section 6.05:  Charges for Ground Lease Properties and
Easements. All charges for Ground Lease Properties (which constitute part of the Leased Premises under the Use and Lease
Agreement and IAB License Agreement) and Easements are or will be included in rents and charges under the Use and Lease Agreement and IAB License Agreement.

                           ARTICLE VII

                   USE OF SPECIAL FACILITIES;
       REPRESENTATIONS AND UNDERTAKINGS BY LESSEE AND CITY

     Section 7.01: General. Lessee shall have the rights to use and enjoy the Special Facilities, including the rights of possession and quiet enjoyment of the Special Facilities, for the purpose of (i) constructing, maintaining and operating the Projects in accordance with the terms hereof and (ii) subject to the terms of the Use and Lease Agreement and IAB License Agreement, conducting other authorized activities of Lessee not inconsistent with the terms hereof.

     Section 7.02: Rights to Use Lessee's Terminal Improvements Subject to Use and Lease Agreement. (a) The Lessee's rights to design, construct, equip, furnish, repair, maintain, occupy, use and enjoy Lessee's Terminal B Improvements, Lessee's Terminal C Improvements and Lessee's IAB Improvements and any other Special Facilities located in or attached to Terminals B or C or the IAB shall not exist independent of Lessee's right to use, or to obtain a lease for the use of, Terminals B and/or C pursuant to the Use and Lease Agreement or the IAB pursuant to the IAB License Agreement, respectively. Additionally, to the extent that such Special Facilities overlie, adjoin or abut space designated as public space in the Use and Lease Agreement or IAB License Agreement, then such Special Facilities shall not be used or occupied by Lessee in any way that would impede or prevent public access to or enjoyment of such overlaid, adjoining or abutting public space as provided in the Use and Lease Agreement or IAB License Agreement.

     (b) Lessee shall have the right to use Special Facilities in Terminals B and C and the IAB for the purpose of maintaining and operating club rooms for its guests, invitees, and passengers and may serve alcoholic beverages and appetizers therein with or without charge and subject to all applicable laws, regulations and ordinances; provided, however, that the City reserves the right to charge Lessee applicable percentages of Lessee's gross revenues from the sale of food and beverages consistent with the percentages charged to its food and beverage concessionaires at the Airport, as shall be provided in the Use and Lease Agreement or IAB License Agreement; provided that no such payment shall be required with respect to items obtained from concessionaires already obligated to make such payments to the City with respect to such obtained items.

     Section 7.03:  Reservation to City of Special Rights with
Respect to Special Facilities in Terminal B.

     A. City's Right to Review Space Utilization in Terminal B and Take Back Space; Sublease of Certain Special Facilities to
City.

          1. In July 2003, the City will evaluate Lessee's utilization of Terminal B in terms of average number of daily flights per gate for the immediately preceding 6-month period (January 1 through June 30, 2003, referred to hereafter as the "Test Period"). If Lessee's average gate utilization in Terminal B is less than four flights per day during the Test Period (determined by taking the total number of Terminal B scheduled flights during the Test Period by Lessee, its code-share airlines, Continental Express and other scheduled airlines for which Lessee has a ground handling agreement, and dividing by the product of total number of available gates in Terminal B times 181 days) the Director may, at his option and in order to accommodate the needs of other airline users of the Airport, require Lessee to relinquish (as hereinbelow provided) (1) a proportionate number of its gates at Terminal B such that, on a pro-forma basis, excluding such relinquished gates, the remaining gates would have demonstrated an average utilization of at least 4 flights per day during the Test Period and (2) a substantially identical proportionate amount of holdroom, operations, ticket counter, ATO, baggage make-up, and baggage claim space.

          2. In the event the Director requires Lessee to relinquish such space and gates, the Director and Lessee will confer to determine which gates and space will be relinquished. Lessee will be required to relinquish contiguous gates, holdrooms and other exclusive leased space. The Director and Lessee shall conduct good faith negotiations in accordance with the foregoing to select the location of the space and gates to be relinquished. If after sixty days of good faith negotiations no agreement has been reached, the Director shall select the gates and space to be relinquished. Lessee will continue to have the nonexclusive right to use the holdrooms and gates it relinquishes as a result of this provision at rates established by the Director for such nonpreferential use.

          3. In evaluating gate utilization in Terminal B during the Test Period, the City will adjust the data for Terminal B flights to compensate for any unusual reductions by Lessee in the number of flights operated in Terminal C during the Test Period.

          4. In order to accomplish the relinquishment of gates and support space in Terminal B as hereinabove provided, the Lessee agrees that it shall sublease to the City such Special Facilities as may be located in or as may be necessary to support such relinquished gates and space (or an appropriate undivided interest or right of use therein) for the remaining term hereof (or such shorter term as may be provided in the Use and Lease Agreement if Lessee is permitted to reinstate its lease of such relinquished gates and space) for a rental equal to the sum of (i) the allocable expenses of operation and maintenance of such Special Facilities or interest therein, including City charges, if any, for allocable indirect Airport System costs, plus (ii) an amount per annum (or any portion thereof) equal to the annual debt service or any portion thereof that would have been payable on the amount of Bonds and any additional capital expenditures by Lessee not funded with Bonds (documented to the reasonable satisfaction of the Director) required to finance such allocable share of Special Facilities determined as if the Bonds (i) were issued in an original principal amount increased by the amount of any unreimbursed capital expenditure by Lessee, (ii) had a final maturity of December 31, 2017 and (iii) had an amortization schedule such that they had equal debt service from the average weighted date of beneficial occupancy of the Special Facilities until December 31, 2017 (but not less than 18.0 years). The foregoing sublease provisions shall not relieve Lessee from any responsibility with respect to its obligations as Lessee under this Agreement, including particularly its obligation to pay the full amount of Net Rent hereunder and all of its other obligations with respect to the Bonds; provided, however, that such sublease to the City shall provide that the City shall use its best efforts to continually require on Lessee's behalf that any occupant receiving such occupancy rights from the City be obligated to provide insurance and indemnification with respect to such Special Facilities for the benefit of the City and Lessee to the same extent that Lessee is obligated to do so herein and provided further that Lessee shall not be required to indemnify the City for acts of subtenants or their passengers in and about such Special Facilities.

     B.   City's Right to Reconstruct Terminal B Flight Stations;
Sublease, Replacement or Acquisition of Certain Special Facilities.

          1. In the event the City, on or after January 1, 2008, determines that the Terminal B flight stations should be demolished and replaced as recommended in the approved Airport master plan, the Director may, upon giving Lessee 6-months written notice, take back (as hereinbelow provided) portions of Lessee's Terminal B leased premises in order to carry out such reconstruction; provided, however, that in no event will more than 25% of the gates and holdroom space be taken out of service at any one time for such reconstruction; and provided further that the City provides Lessee with reasonably comparable substitute interim space during such reconstruction. Lessee shall have the right of first refusal to lease the reconstructed space at fully compensatory rates.

          2. In order to accomplish the foregoing reconstruction of certain Terminal B flight stations, the City shall (A) if Lessee wishes to lease such reconstructed space (which Lessee shall have the first right of refusal to lease), (i) at City expense relocate at the new flight stations those salvageable or reusable Special Facilities (e.g. passenger loading bridges and Ground Support Equipment) and (ii) replace any demolished or non-reusable Special Facilities with replacement facilities of equivalent value and utility to Lessee determined as of the date of such replacement in the reconstructed flight stations leased to Lessee and (B) acquire such demolished or removed Special Facilities for a purchase price equal to the original principal amount of Bonds and any additional capital expenditures by Lessee not funded with Bonds (documented to the reasonable satisfaction of the Director) allocable to such Special Facilities multiplied by a fraction, the numerator of which is the number of days from the date of acquisition to December 31, 2017 and the denominator of which is the number of days (but not less than 18.0 years) from the average weighted date of beneficial occupancy of such Special Facilities to December 31, 2017. Any such acquisition, but not relocation, costs shall be treated by the City as costs of the replacement flight stations, subject to rents and charges as provided in the Use and Lease Agreement. Under no circumstances will the foregoing described demolition and replacement of flight stations in Terminal B, nor the relocation, substitution or acquisition of Special Facilities as aforesaid relieve Lessee of its obligations under this Agreement, particularly with respect to the payment of Net Rent or any of its other obligations with respect to the Bonds.

     Section 7.04: Non-Extension of Terminal B Lease. The City may elect not to renew the Use and Lease Agreement with respect to Terminal B beyond December 31, 2007 provided the City shall have
(i) exercised certain rights with respect to taking over the Automated People Mover and assumed or refinanced the Series 1997A Bonds issued contemporaneously with the Bonds (and any additional bonds issued on a parity therewith) in accordance with the Series 1997A Special Facilities Lease and (ii) purchased all of Lessee's rights in the Special Facilities located in Terminal B (other than the Ground Support Equipment and, if built, the Baggage Transfer Facility) for a price equal to the original principal amount of Bonds and any additional capital expenditures, by Lessee not funded by Bonds (documented to the reasonable satisfaction of the Director) allocable to such purchased Special Facilities in Terminal B (but excluding any such amounts allocable to the Prior Tenant Improvements) multiplied by a fraction, the numerator of which is the number of days from the date of acquisition to December 31, 2017 and the denominator of which is the number of days (but not less than 18.0 years) from the average weighted date of beneficial occupancy of such Special Facilities to December 31, 2017.

     In the event of such non-renewal of the Use and Lease Agreement with respect to Terminal B, the Series 1997B Bonds maturing in 2017 shall become subject to extraordinary required redemption as provided in the Trust Indenture. In such case Lessee shall remain responsible for the payment of Net Rent, as herein provided, in amounts fully sufficient to fund in a timely manner all costs and expenses of paying such Bonds upon such extraordinary required redemption.

     Upon any such extraordinary required redemption of such Bonds, the City shall convey to Lessee all of its right, title and interest in and to the Ground Support Equipment.

     Section 7.05: Non-Extension of Terminal C Lease. In the event that the City and Lessee have not provided the Trustee with a certified Qualified Terminal C Occupancy Agreement by no later than December 31, 2017 (or by no later than the subsequent scheduled expiration date of a previously delivered Qualified Terminal C Occupancy Agreement), then all then Outstanding Bonds maturing in 2027 and Series 1998B Bonds shall be subject to extraordinary required redemption as provided in the Trust Indenture on February 28, 2018 or such later date that is 60 days after the expiration date of any Qualified Terminal C Occupancy Agreement and the Lessee shall be responsible for the payment of Net Rent, as herein provided, in amounts fully sufficient to fund in a timely manner all costs and expenses of such extraordinary required redemption, and the City shall have no obligation whatsoever with respect to such Bonds or such Net Rent.

     Section 7.06: Non-Extension of IAB License Agreement. In the event the City certifies the Trustee at any time that it has not extended the IAB License Agreement pertaining to the IAB Special Facilities, then $1,600,000 of the Series 1998B Bonds shall be subject to extraordinary required redemption as provided in the Trust Indenture, and the Lessee shall be responsible for the payment of Net Rent, as herein provided, in amounts fully sufficient to fund in a timely manner all costs and expenses of such extraordinary required redemption, and the City shall have no obligation whatsoever with respect to such Bonds or such Net Rent. However, the City covenants that so long as Lessee has international operations which it schedules in to or out from the IAB and is not in default (beyond any notice and cure period) under the IAB License Agreement, the City shall not terminate or refuse to renew or extend the IAB License Agreement to the extent reasonably required to accommodate such international operations and the 1998B Project.

                          ARTICLE VIII

             LESSEE'S OBLIGATIONS AND CONDITIONS TO
               LESSEE'S USE OF SPECIAL FACILITIES

     Section 8.01: Maintenance of Special Facilities at Lessee's Expense. Subject to the other terms of this Agreement, Lessee shall throughout the term of this Agreement assume the entire responsibility, cost and expense, for the operation and all repair and maintenance whatsoever of the Special Facilities, whether such repair or maintenance be ordinary or extraordinary, structural or otherwise. Additionally, without limiting the generality of the foregoing, Lessee shall:

     (a) Maintain at all times the Special Facilities in a good state of repair and preservation, excepting ordinary wear and tear and obsolescence in spite of repair.

     (b) Replace or substitute any furnishings, fixtures and equipment constituting a part of the Special Facilities (other than Ground Support Equipment and the Prior Tenant Improvements) which are reasonably considered by the Director to have become inadequate, worn out or unsuitable with furnishings, fixtures and equipment having a value at least as great as the original value of the furnishings, fixtures and equipment replaced or substituted; provided, however, that unencumbered title (free of all liens) to all replacement or substitute furnishings, fixtures and equipment, unless removable by Lessee in accordance with Section 5.06 hereof, shall vest in the City at the expiration hereof.

     (c) Keep at all times, in a clean and orderly condition and appearance, the Special Facilities which are open to or visible by the general public.

     Section 8.02: Taxes, Charges, Utilities, Liens. (a) Lessee shall pay all taxes that may be levied, assessed or charged upon the Special Facilities or Lessee's leasehold estate therein by the State of Texas or any of its political subdivisions or municipal corporations, and shall obtain and pay for all licenses and permits required by law. However, Lessee shall have the right to contest, in good faith, the validity or application of any such tax, license or permit and shall not be considered in default hereunder as long as such contest is in progress and diligently prosecuted. City agrees to cooperate with Lessee in all reasonable ways in connection with any such contest other than a contest of any tax, permit or license of the City.

     (b) Lessee shall pay for all water, heat, electricity, air conditioning, sewer rents and other utilities to the extent that such utilities are furnished to the Special Facilities other than pursuant to the Use and Lease Agreement or IAB License Agreement.

     (c) Lessee shall neither cause or permit any laborers, mechanics, builders, carpenters, materialmen, contractors, or other liens or encumbrances (including judgment and tax liens) against the Special Facilities or any City property by virtue of the construction, repair or replacement of the Special Facilities; provided, however, that Lessee may at its own expense in good faith contest the validity of any alleged or asserted lien and may permit any contested lien to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action any part of the Special Facilities may be subject to a material risk of loss or forfeiture, in any of which events such lien shall be promptly satisfied or bonded around in accordance with Texas law.

     Section 8.03: Compliance with Airport Rules and Regulations and Law; Nondiscrimination. With respect to the Special Facilities, Lessee shall observe and obey Airport rules and regulations promulgated pursuant to the Use and Lease Agreement, shall comply with applicable law as provided in the Use and Lease Agreement, and shall not discriminate against any person or class of persons by reason of race, color, religion, sex, national origin or ancestry, age or physical or mental handicaps as provided in the Use and Lease Agreement.

     Section 8.04:  Compliance with Tax Law.  With respect to the
Special Facilities, Lessee hereby covenants and agrees as follows:

     (a) Lessee shall comply or cause to be complied with all tax covenants with respect to the Special Facilities and the Bonds contained in the Trust Indenture;

     (b) Lessee shall continuously repair, preserve, replace or substitute, as needed, all Special Facilities, at its expense, to the extent necessary to maintain and/or extend the reasonably expected economic life of the Special Facilities to satisfy the tax covenant contained in the Trust Indenture. All property for which replacements or substitutions are made by Lessee as provided herein shall become Lessee's property (and such replacement or substituted property shall become the City's property);

     (c) Lessee hereby elects not to claim depreciation or an investment credit for federal income tax purposes with respect to any portion of the Special Facilities; Lessee will take all actions necessary to make this election binding on all its successors in interest under this Agreement; and this election shall be irrevocable.

     Section 8.05:  Environmental Matters.

     A. Lessee shall comply with all federal, state, local statutes, ordinances, regulations, rules, policies, codes or guidelines now or hereafter in effect, as same may be amended from time to time, which govern Hazardous Materials (as hereinbelow defined) or relate to the protection of human health, safety or the environment and which are applicable to the conduct of Lessee's business operations from the Special Facilities, and shall include but not be limited to: the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Oil Pollution Control Act of 1990, 33 U.S.C. Section 270 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; and as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. Law No. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act as amended, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq.; and those substances defined as hazardous waste or as hazardous substances under the laws of Texas and/or the United States or in regulations promulgated pursuant to such laws (collectively, "Environmental Laws").

     B. Any fines or penalties that may be levied against the City by the Environmental Protection Agency or the Texas Natural Resource Conservation Commission or any other governmental agency for Lessee's failure to comply with the Environmental Laws as required by Section 8.05(A) hereof shall be reimbursed to the City by Lessee within ten (10) days of receipt of an invoice from City for such fines or penalties.

     C. Lessee shall prevent the presence, use, generation, release, omission, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from facilities subject to this Agreement by Lessee, other than in strict compliance with all Environmental Laws. For purposes of this Section, "Hazardous Materials" shall be interpreted in the broadest sense to include any and all substances, materials, wastes, pollutants, oils, or governmental regulated substances or contaminants as defined or designated as hazardous, toxic, radioactive, dangerous, or any other similar term in or under any of the Environmental Laws, including but not limited to, asbestos and asbestos containing materials, petroleum products including crude oil or any fraction thereof, gasoline, aviation fuel, jet fuel, diesel fuel, lubricating oils and solvents, urea formaldehyde, flammable explosives, PCBs, radioactive materials or waste, or any other substance that, because of its quantity, concentration, physical, chemical, or infectious characteristics may cause or threaten a present or potential hazard to human health or the environment when improperly generated, used, stored, handled, treated, discharged, distributed, disposed or released. Hazardous Materials shall also mean any and all hazardous materials, hazardous wastes, toxic substances, or regulated substances under any Environmental Laws.

     D. Lessee acknowledges that the Airport is subject to the National Pollution Discharge Elimination System Program ("NPDES") and its regulations relating to stormwater discharges, 40 CFR Part 122, for operations that occur at the Airport. Lessee further acknowledges that it is familiar with these NPDES stormwater regulations, that it will conduct operations at the Special Facilities subject to 40 CFR Part 122 as it may be amended from time to time.

     E. City and Lessee both acknowledge that close cooperation is necessary to ensure compliance with any NPDES stormwater discharge permit, as well as to ensure safety and to minimize costs. Lessee acknowledges that it may be necessary to undertake to minimize the exposure of stormwater to significant materials generated, stored, handled or otherwise used by Lessee at the Special Facilities as defined in the federal stormwater regulations, by implementing and maintaining "Best Management Practices" as defined in 40 CFR, Part 122.2, as it may be amended from time to time.

     F. Lessee acknowledges that City's NPDES stormwater discharge permit, to the extent affecting the Special Facilities, is incorporated by reference into this Agreement and any subsequent amendments, extensions or renewals. Lessee agrees to be bound by all applicable portions of said permit. City shall promptly notify Lessee of any changes to any portions of said permit applicable to, or that affect, Lessee's operations.

     G. City shall provide Lessee with written notice of those NPDES stormwater discharge permit requirements that Lessee shall be obligated to perform from time to time at the Special Facilities, including, but not limited to: certification of non-stormwater discharges; collection of stormwater samples; preparation of stormwater pollution prevention or similar plans; implementation of "good housekeeping" measures or Best Management Practices; and maintenance of necessary records. Such written notice shall include applicable deadlines. Lessee, within 15 days of receipt of such written notice, shall notify City in writing if it disputes any of the NPDES stormwater discharge permit requirements it is being directed to undertake. If Lessee does not provide such timely notice, it is deemed to assent to undertake such requirements. If Lessee provides City with written notice, as required above, that it disputes such NPDES stormwater discharge permit requirements, City and Lessee agree to negotiate a prompt resolution of their differences. Lessee warrants that it will not object to City notices required pursuant to this paragraph unless Lessee has a good faith basis to do so.

     H. City and Lessee agree to provide each other upon request, with any non-privileged information collected and submitted to any governmental entity(ies) pursuant to applicable NPDES stormwater regulations applicable to the Special Facilities.

     I. Lessee agrees to participate in any reasonable manner requested by the City in any City organized task force or other work group established to coordinate stormwater activities at the Airport.

     J. All such remedies of City with regard to environmental requirements as set forth herein shall be deemed cumulative in nature and shall survive termination of this Agreement.

     K. LESSEE SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY AND ITS OFFICERS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY LOSS, COST, CLAIM, DEMAND, PENALTY, FINE, SETTLEMENT, LIABILITY AND EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS' AND CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES) RELATED TO

     (1)  LESSEE'S USE OF HAZARDOUS MATERIALS OF WHATEVER KIND OR
NATURE, KNOWN OR UNKNOWN, ON THE SPECIAL FACILITIES;

     (2)  ANY ACTUAL, THREATENED OR ALLEGED CONTAMINATION BY
HAZARDOUS MATERIALS ON THE GROUND LEASE PROPERTIES, EASEMENTS OR
SPECIAL FACILITIES BY LESSEE OR ITS AGENTS;

     (3) THE DISPOSAL, RELEASE OR THREATENED RELEASE OF HAZARDOUS MATERIALS BY LESSEE OR ITS AGENTS AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL FACILITIES THAT IS ON, FROM OR AFFECTS THE SOIL, AIR, WATER, VEGETATION, BUILDINGS, PERSONAL PROPERTY, OR PERSONS;

     (4)  ANY PERSONAL INJURY, DEATH OR PROPERTY DAMAGE (REAL OR
PERSONAL) ARISING OUT OF OR RELATED TO HAZARDOUS MATERIALS USED BY LESSEE AT THE GROUND LEASE PROPERTIES, EASEMENTS OR SPECIAL
FACILITIES; OR

     (5)  ANY VIOLATION BY LESSEE OF ANY ENVIRONMENTAL LAWS AT
GROUND LEASE PROPERTIES, EASEMENTS OR THE SPECIAL FACILITIES.

     PROVIDED HOWEVER, THAT NONE OF THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO LOSSES, COSTS, EXPENSES, CLAIMS, DEMANDS, PENALTIES, FINES, SETTLEMENTS, LIABILITIES AND EXPENSES WHICH RESULT FROM CONDITIONS EXISTING AS OF THE EFFECTIVE DATE OF THIS AGREEMENT OR WHICH RESULT FROM THE ACTION OF THE CITY OR ITS AGENTS.

     Section 8.06: City's Right To Maintain or Repair Special Facilities. In the event Lessee fails (i) to commence within thirty (30) days after written notice from the Director to do any maintenance or repair work to the Special Facilities required to be done under the provisions of this Agreement, other than preventive maintenance; (ii) to commence such work within a period of ninety
(90) days if such notice specifies that the work to be accomplished by the Lessee involves preventive maintenance only; or (iii) to diligently continue to completion any such work as required under this Agreement; then, the Director or the City may, at its option, and in addition to any other remedies which may be available to it, enter the Special Facilities, without such entering causing or constituting a cancellation of this Agreement or an interference with the possession of the Special Facilities, and repair, maintain, replace, rebuild or paint all or any part of the Special Facilities and do all things reasonably necessary to accomplish the work required, and the reasonable cost and expense thereof shall be payable to the City by Lessee on written demand; provided, however, if in the reasonable opinion of the Director or the City, the Lessee's failure to perform any such repair or maintenance endangers the safety of the public, the employees or other tenants at the Airport, and the Director or the City so states same in its notice to Lessee, the Director or the City may perform such maintenance at any time after the giving of such notice, and Lessee agrees to pay to City the reasonable cost and expense of such performance on demand. In the event of the exercise by City of any repair work on the Special Facilities, City shall use all reasonable efforts to minimize any interference or interruption with Lessee's business operations.

     Section 8.07: Termination Procedures. Upon the expiration or termination of this Agreement pursuant to any terms hereof, Lessee shall surrender the Special Facilities to the City in a good state of repair and preservation, excepting ordinary wear and tear and obsolescence in spite of repair, unless otherwise permitted in
Article IX hereof.

                           ARTICLE IX

              LIABILITY, INSURANCE AND CONDEMNATION

     Section 9.01:  Release and Indemnification of City.

     A. THE LESSEE, ITS SUCCESSORS AND ASSIGNS OF THIS AGREEMENT (IN THIS SECTION, THE "AIRLINE") HEREBY RELEASE, RELINQUISH AND DISCHARGE THE CITY, ITS PREDECESSORS, SUCCESSORS, ASSIGNS, LEGAL REPRESENTATIVES AND ITS COLLECTIVE FORMER, PRESENT AND FUTURE AGENTS, EMPLOYEES AND OFFICERS (COLLECTIVELY IN THIS SECTION "CITY") FROM ANY LIABILITY OF THE CITY FOR (i) ANY DAMAGE TO PROPERTY OF AIRLINE OR (ii) FOR CONSEQUENTIAL DAMAGES SUFFERED BY AIRLINE, WHERE ANY SUCH DAMAGE IS SUSTAINED IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT.

     B. WITH NO INTENT TO AFFECT AIRLINE'S ENVIRONMENTAL INDEMNIFICATION SET FORTH IN SECTION 8.05(L), AIRLINE, EXPRESSLY AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD THE CITY COMPLETELY HARMLESS FROM AND AGAINST (BUT SUBJECT TO SECTIONS D, E AND F HEREOF): (I) ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS ARISING BY REASON OF OR IN CONNECTION WITH THE ACTUAL OR ALLEGED ERRORS, OMISSIONS, OR NEGLIGENT ACTS OF AIRLINE OR OF THE CITY IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, BODILY INJURY, ILLNESS, PHYSICAL OR MENTAL IMPAIRMENT, DEATH OF ANY PERSON, OR THE DAMAGE TO OR DESTRUCTION OF ANY REAL OR PERSONAL PROPERTY; AND (II) ALL COSTS FOR THE INVESTIGATION AND DEFENSE OF ANY AND ALL LIABILITIES, LAWSUITS, CAUSES OF ACTION, LOSSES, CLAIMS, JUDGMENTS, DAMAGES, FINES OR DEMANDS REFERRED TO IN THE PRECEDING CLAUSE (I) INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEY FEES, COURT COSTS, DISCOVERY COSTS, AND EXPERT FEES). SUBJECT TO SUBSECTIONS D, E AND F HEREOF, AIRLINE'S AGREEMENT TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS THE CITY EXPRESSLY EXTENDS TO THE ACTUAL OR ALLEGED JOINT OR CONCURRENT NEGLIGENCE OF CITY AND AIRLINE.

     C. UPON THE FILING BY ANYONE OF ANY TYPE OF CLAIM, CAUSE OF ACTION, OR LAWSUIT AGAINST THE CITY FOR ANY TYPE OF DAMAGES ARISING OUT OF INCIDENTS FOR WHICH CITY IS TO BE INDEMNIFIED BY AIRLINE PURSUANT TO THIS SECTION 9.01, THE CITY SHALL, WITHIN 45 DAYS OF CITY BECOMING AWARE THEREOF, NOTIFY AIRLINE OF SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. IN THE EVENT THAT AIRLINE DOES NOT SETTLE OR COMPROMISE SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST, TO THE EXTENT AIRLINE IS REQUIRED TO INDEMNIFY CITY PURSUANT TO THIS SECTION 9.01, THEN AIRLINE SHALL UNDERTAKE THE LEGAL DEFENSE OF SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT AT ITS OWN COST THROUGH COUNSEL OF RECOGNIZED CAPACITY OR OTHERWISE NOT REASONABLY DISAPPROVED BY THE CITY BOTH ON BEHALF OF ITSELF AND ON BEHALF OF CITY UNTIL FINAL DISPOSITION, INCLUDING ALL APPEALS. THE CITY MAY, AT ITS SOLE COST AND EXPENSE, PARTICIPATE IN THE LEGAL DEFENSE OF ANY SUCH CLAIM, CAUSE OF ACTION, OR LAWSUIT BY AIRLINE TO DEFEND AGAINST SUCH CLAIM, CAUSE OF ACTION OR LAWSUIT. ANY FINAL JUDGMENT RENDERED AGAINST CITY FOR ANY CAUSE FOR WHICH CITY IS TO BE INDEMNIFIED AGAINST PURSUANT TO THIS SECTION 9.01 SHALL BE CONCLUSIVE AGAINST AIRLINE AS TO LIABILITY AND AMOUNT UPON THE EXPIRATION OF THE TIME FOR ALL APPEALS.

     D. THE PROVISIONS OF SECTION 9.01B AND C HEREOF SHALL NOT APPLY TO ANY CLAIM OR DEMAND (I) ARISING AT ANY TIME WHEN THE CITY IS OPERATING THE PROJECT (OR IS RESPONSIBLE FOR THE OPERATION THEREOF PURSUANT TO ANY SUBLEASE OR OTHER AGREEMENT), (II) ARISING SOLELY FROM THE NEGLIGENCE OF THE CITY OR SOLELY FROM THE BREACH OF THE CITY'S EXPRESS OBLIGATIONS HEREUNDER, OR WHEN THE CITY IS MORE THAN 50% LIABLE, (III) IF SUCH CLAIM OR DEMAND RELATES TO ANY ACT OR OMISSION OCCURRING OUTSIDE THE PREMISES LEASED EXCLUSIVELY OR PREFERENTIALLY TO AIRLINE UNDER THIS AGREEMENT, UNLESS AIRLINE IS MORE LIABLE FOR (I.E., IS MORE AT FAULT FOR) SUCH CLAIM OR DEMAND THAN EACH OTHER PARTY TO SUCH CLAIM OR DEMAND, OR (IV) TO THE EXTENT THE CLAIM OR DEMAND IS COVERED UNDER THE INSURANCE CARRIED PURSUANT TO SECTIONS 9.02 AND 9.03 HEREOF; PROVIDED, THAT, IF (a)
A CLAIM OR DEMAND IS MADE AGAINST AIRLINE BY A THIRD PARTY FOR WHICH AIRLINE HAS INSURANCE COVERAGE PURSUANT TO SECTIONS 9.02 AND
9.03 HEREOF, AND (b) THERE IS A DEDUCTIBLE CARRIED BY AIRLINE APPLICABLE TO SUCH CLAIM OR DEMAND (OR AIRLINE, THROUGH SELF-INSURANCE OR OTHER SELF-FUNDED INSURANCE PROGRAM, BEARS THE FINANCIAL RISK OF ANY PORTION OF SUCH CLAIM OR DEMAND AS TO THE DEDUCTIBLE ONLY), THEN THE PROVISIONS OF SECTION 9.01B AND C (AND BY REFERENCE, SUBSECTIONS D AND E HEREOF) SHALL APPLY TO SUCH PORTION OF THE CLAIM OR DEMAND THAT IS SUBJECT TO SUCH DEDUCTIBLE OR SELF-INSURANCE OF THE DEDUCTIBLE OR OTHER SELF-FUNDED INSURANCE PROGRAM AS TO THE DEDUCTIBLE (AND TO ANY OTHER PORTION OF THE CLAIM OR DEMAND AS TO THE CITY THAT IS NOT SATISFIED WITH INSURANCE PROCEEDS). FOR PURPOSES OF THIS SECTION, LESSEE STIPULATES THAT AS TO EACH CLAIM OR DEMAND THAT MAY BE SUBJECT TO THE PROVISIONS HEREOF, THE DEDUCTIBLE AMOUNT SHALL NEVER BE DEEMED TO BE GREATER THAN $1,000,000.

     E. NOTWITHSTANDING ANYTHING IN THIS SECTION TO THE CONTRARY, THE LIABILITY OF THE AIRLINE UNDER SECTION 9.01.B AND C SHALL NOT
EXCEED $1,000,000 PER OCCURRENCE.

     F.   THE PROVISIONS OF THIS SECTION 9.01.B, C, D AND E SHALL
BE INDEPENDENT OF ANY INDEMNITIES TO WHICH THE CITY MAY BE ENTITLED UNDER THE PROVISIONS OF THE USE AND LEASE AGREEMENT.

     Section 9.02: General Insurance Requirements. With no intent to limit Lessee's liability or the indemnification provisions herein, Lessee shall provide and maintain certain insurance in full force and effect at all times during the term of this Agreement and all extensions thereto, as set forth in Section 9.03 below. If any of the insurance is written as "claims made" coverage, then Lessee agrees to keep such claims made insurance in full force and effect by purchasing policy period extensions for at least three years after the expiration or termination of this Agreement.

     Section 9.03:  Risks and Minimum Limits of Coverage.

     Worker's Compensation:   Statutory

     Employer's Liability:    Bodily injury by accident -
                              $1,000,000 (each accident)
                              Bodily injury by disease -
                              $1,000,000 (policy limit)
                              Bodily injury by disease -
                              $1,000,000 (each employee)

     Commercial General Liability:
     (including broad form    Combined single limit of:
     coverage, contractual    $100,000,000 per occurrence/
     liability, personal      aggregate
     injury, and products     Products and Completed Operations
     and completed operations)$10,000,000 aggregate

     All Risk:
     (Covering Special        Replacement value of the Special
     Facilities including     Facilities, but not less than the
     fire, lightning,         principal amount of Bonds
     vandalism, and extended  Outstanding
     coverage perils)
     and extended coverage perils) Bonds Outstanding

     Automobile Liability Insurance:
     (For automobiles used by $5,000,000 combined single limit
     Lessee in the course of  per occurrence
     its performance under
     this Agreement, including
     Lessee's non-owned and
     hired autos)

     In connection with the design, construction, procurement and installation of the Special Facilities, Lessee shall contractually require its principal construction contractors and architects/engineers contracting with Lessee (as the case may be) to carry the following additional coverages and limits of liability, unless Lessee carries policies of insurance covering such risk; provided, however, if reasonable under the circumstances, Lessee may, with the concurrence of the Director, require lower limits of liability:

     Professional Liability   $2,000,000 per occurrence/aggregate
     (in the case of architects
     and engineers)

     Builders Risk:           Replacement value of the Special
     (in the case of          Facilities, but not less than the
     contractors)             principal amount of Bonds
                              Outstanding

     (Aggregate limits are per 12-month period unless otherwise indicated.)

     Section 9.04.  Other Provisions.

     A. Form of Policies. The insurance carried by Lessee may be in one or more policies of insurance, the form of which shall be reasonably satisfactory to the Director. Nothing the Director does or fails to do shall relieve Lessee from its duties to provide the required coverage hereunder (unless specifically provided otherwise in such action), and the Director's actions or inactions shall not be construed as waiving the City's rights hereunder.

     B. Issuers of Policies. The issuer of any policy carried by Lessee shall have a Certificate of Authority to transact insurance business in the State of Texas and have a Best's rating of at least B+ and a Best's Financial Size Category of Class VI or better, according to the most current edition of Best's Key Rating Guide, Property-Casualty United States. Each issuer must be responsible and reputable, must have financial capability consistent with the risks covered, and shall be subject to approval by the Director.

     C. Insured Parties. Each policy carried by Lessee, except those for Workers Compensation, Professional Liability and Employer's Liability, shall name the City (and its officers, agents, and employees) as Additional Insured parties on the original policy and all renewals or replacements during the term of this Agreement. The City, the Trustee and Lessee shall be named joint Loss Payees on All Risk and Builders Risk coverages, subject to distribution of proceeds as provided elsewhere herein.

     D. Deductibles. Subject to Section 9.01(D) herein, Lessee shall assume and bear any claims or losses to the extent of any deductible amounts (or deductible amounts that are self-insured by Lessee) and waives any claim it may ever have for the same against the City, its officers, agent, or employees.

     E. Cancellation. Each policy carried by Lessee shall expressly state that it may not be canceled, materially modified or not renewed unless the insurance company gives thirty (30) days' advance written notice in writing to the Director.

     F. Aggregates. Lessee shall give written notice to the Director within five (5) days of the date upon which total claims by any party against Lessee reduce the aggregate amount of coverage below the amounts required by this Agreement. In the alternative, the policy may contain an endorsement establishing a policy aggregate for the particular project or location subject to this Agreement.

     G. Subrogation. Each policy carried by Lessee shall contain an endorsement to the effect that the issuer waives any claim or right in the nature of subrogation to recover against the City, its officers, agents, or employees.

     H. Endorsement of Primary Insurance. Each policy hereunder except Worker's Compensation and Professional Liability shall be primary insurance to any other insurance available to the Additional Insured and Loss Payee with respect to claims arising hereunder.

     I. Liability for Premium. Lessee shall be solely responsible for payment of all insurance premiums required hereunder, and the City shall not be obligated to pay any premiums.

     J. Contractors and Subcontractors. Lessee shall contractually require all its contractors, and all its contractors to require its subcontractors, to carry insurance naming the City and the Trustee as an additional insured; however, contractual liability shall be limited to the extent of such contractor's or subcontractor's indemnification obligations under the applicable contract. Such insurance shall meet all of the above requirements as Lessee can successfully require such contractors or subcontractors to meet, except amount. The amount shall be commensurate with the amount of the contract. Lessee shall provide copies of such insurance certificates to the Director.

     K. Proof of Insurance. Within five (5) days of the effective date of this Agreement and at any time during the term of this Agreement, Lessee shall furnish the Director with certificates of insurance, along with an affidavit from Lessee confirming that the certificates accurately reflect the insurance coverage that will be available during the term. If requested in writing by the Director, Lessee shall furnish the City with certified copies of Lessee's insurance policies.

Notwithstanding the proof of insurance required to be carried by Lessee as set forth above, it is the intention of the parties hereto that Lessee, continuously and without interruption, maintain in force the required insurance as set forth above. Lessee agrees that the City shall never be argued to have waived or be estopped from asserting its right to terminate this Agreement hereunder because of any acts or omissions by the City regarding its review of insurance documents provided by Lessee, its agents, employees, or assigns.

     Section 9.05: Disposition of Insurance Proceeds. In the event all of the Special Facilities or any part thereof is damaged or destroyed by an insured casualty and any Bonds remain Outstanding, then, notwithstanding any provision to the contrary in the Use and Lease Agreement or IAB License Agreement, the following provisions shall be applicable to the expenditure of any insurance proceeds relating to such Special Facilities:

          (i) If either (A) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys in the Interest and Redemption Fund (including any Reserve Account) are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be repaired or rebuilt, or (B) the insurance proceeds (less the cost of removing the debris resulting from such casualty) together with any moneys available in the Interest and Redemption Fund (including the Reserve Account) are insufficient and the Lessee agrees to pay the deficiency and requests that the Special Facilities not be repaired or rebuilt, then in either case the Lessee may, if the casualty loss is substantial, elect to terminate this Agreement and be released from all unaccrued obligations hereunder; provided that the insurance proceeds (less the cost of removing the debris resulting from such casualty) and the deficiency payments, if any, paid by the Lessee shall be deposited into the Interest and Redemption Fund for the Bonds and the moneys therein shall be applied to pay the obligations with respect to the Outstanding Bonds and other amounts due under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and other amounts due under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds within the meaning of the Trust Indenture and other amounts due under the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of such damage or destruction; or

          (ii) If all Bonds are not repaid as provided in clause (i) above, Lessee agrees to cause such insurance proceeds to be deposited in the Acquisition Fund under the Trust Indenture and to promptly repair and rebuild the Special Facilities with the insurance proceeds, and if such proceeds are insufficient for such purposes, the Lessee shall pay the deficiency. If such proceeds are in excess of the amount necessary for such purposes, any such excess shall be transferred by the Trustee to the Interest and Redemption Fund as a credit to the next due payments of Net Rent, with such credit to continue until the amount thereof is exhausted and if the Net Rent is paid in full, thereafter, any excess proceeds paid to Lessee. The repair or restoration of the Special Facilities shall either be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the City and Lessee. Before any reconstruction or repair under this paragraph, Lessee shall submit plans and specifications to the Director for approval and such reconstruction or repair shall be substantially in accordance therewith subject to such changes as may be reasonably requested by Lessee and approved by the City.

     Section 9.06: Condemnation. In the event that the Special Facilities or any part thereof shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority or conveyed under threat thereof for any public or quasipublic use or purpose and at such time Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts remain due under the Trust Indenture, then, notwithstanding any provision to the contrary in the Use and Lease Agreement and IAB License Agreement, the condemnation proceeds shall be applied as follows:

          (i) If all or a substantial part of the Special Facilities is taken and either (A) the condemnation proceeds attributable to the Special Facilities together with any moneys in the Interest and Redemption Fund are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee requests that the Special Facilities not be rebuilt else-where, or (B) the condemnation proceeds attributable to the Special Facilities and moneys available in the Interest and Redemption Fund are insufficient to pay all of the interest, principal and other obligations accrued and to accrue on the Bonds until they are fully and finally paid and all other amounts due under the Trust Indenture and the Lessee agrees to pay the deficiency and requests that the Special Facilities not be rebuilt elsewhere or terminal facilities suitable for such purpose are not available elsewhere, the City will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder, provided that the condemnation proceeds attributable to the Special Facilities and deficiency, if any, paid by Lessee shall be deposited into the Interest and Redemption Fund for the Bonds and moneys therein shall be applied to pay the obligations with respect to the outstanding Bonds and all other amounts due under the Trust Indenture. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the Outstanding Bonds and all other amounts due under the Trust Indenture, any such excess after payment or provision for the payment of the Bonds and all other amounts due under the Trust Indenture within the meaning of the Trust Indenture has been made shall be divided between the City and the Lessee as their respective interests appear at the time of the taking.

          (ii) If all or a substantial part of the Special Facilities is taken and the Lessee requests that the Special Facilities be rebuilt elsewhere, the Special Facilities shall be rebuilt elsewhere and paid for with the condemnation proceeds attributable to the Special Facilities, and if such proceeds are insufficient for such purposes the Lessee shall pay the deficiency. If such proceeds attributable to the Special Facilities are in excess of the amount necessary for such purpose, any such excess shall be paid to the City and deposited by it to the Interest and Redemption Fund for said Bonds as a credit to the next due payments of Net Rent, with such credit to continue until the amount thereof is exhausted and, thereafter, any excess proceeds paid to Lessee.

          (iii) In the event that title to or use of less than a substantial part of the Special Facilities is taken by the power of eminent domain (that is, if the primary use of the Special Facilities is not substantially impaired by deletion of the part taken) the Lessee shall determine whether any rebuilding is necessary. Any condemnation proceeds attributable to the Special Facilities that are not used for the purposes of rebuilding shall be assigned to the City and deposited into the Interest and Redemption Fund and applied to redeem as many Bonds as may be redeemed at the next available redemption date.

     Section 9.07: Reconstruction or Repair. The rebuilding of the Special Facilities under Sections 9.05 or 9.06 shall be either in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the mutual agreement of the Lessee and the Director.

                            ARTICLE X

                 EVENTS OF DEFAULT AND REMEDIES

     Section 10.01:  Events of Default.  The following shall be
Events of Default as to the Lessee under this Agreement:

     (a) Failure by the Lessee to pay the Net Rent required to be paid under Article VI hereof.

     (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement other than as referred to in subsection (a) above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Lessee by the City (except (i) if any insurance required to be maintained by Lessee is to be canceled or not renewed, such notice and the period for remedy by Lessee shall be limited to the period ending on the date on which such cancellation or nonrenewal is scheduled to occur and (ii) where fulfillment of another obligation requires activity over a period of time, and the Lessee shall commence to perform whatever may be required for fulfillment within thirty (30) days after the receipt of notice and shall diligently continue such performance without interruption, except for causes beyond its control).

     (c) Any material lien shall be filed against the Special Facilities or Ground Lease Properties or Lessee's interest therein or any part thereof in violation of this Agreement by a party other than the City and shall remain unreleased for a period of sixty
(60) days from the date of such filing unless within said period the Lessee is contesting in good faith the validity of such lien in accordance with Section 8.02(c) hereof.

     (d) Whenever an involuntary petition shall be filed against Lessee under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import or a receiver of Lessee for all or substantially all of the property of Lessee shall be appointed without acquiescence and such petition or appointment is not discharged within ninety (90) days after its filing.

     (e) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee within ninety (90) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Special Facilities, or general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization or liquidation instituted under the provisions of the federal bankruptcy laws, or under any similar laws which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 12.01 hereof.

     (f)  Whenever Lessee shall fail to provide adequate assurance
(i) that Lessee will promptly cure all defaults hereunder, if any;
(ii) that Lessee will compensate, or provide adequate assurance that Lessee will promptly compensate, the City for any actual pecuniary loss to the City resulting from any Event of Default hereunder; and (iii) of future performance by Lessee of the terms and conditions of this Agreement, each within thirty (30) days after (1) the granting of an Order for Relief with respect to Lessee pursuant to Title XI of the United States Code; (2) the initiation of a proceeding under any bankruptcy or insolvency law or the reorganization provisions of any law of like import; or (3) the granting of the relief sought in an involuntary proceeding against the Lessee under any bankruptcy or insolvency law. As used in this Agreement, adequate assurance of future performance of this Agreement shall include, but shall not be limited to, adequate assurance (1) of the source of Net Rent and other consideration due hereunder and (2) that the assumption or assignment of this Agreement will not breach any provision, such as a use, management, or ownership provision, in this Agreement, any other material lease, any financing agreement, or master agreement relating to the Leased Premises under the Use and Lease Agreement and/or Special Facilities.

     Section 10.02:  Remedies on Default.  Whenever any Event of
Default referred to in Section 10.01 hereof shall have happened and continue to exist, then the City may take any one or more of the following remedial steps as against the Lessee:

     (a) The City may, and upon a payment default shall, re-enter and take possession of the Special Facilities and the Ground Lease Properties without terminating this Agreement and use its best efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and
(ii) either (x) operate the Special Facilities and impose rates and charges on airline tenants in Terminals B and/or C and/or the IAB, as appropriate, for their availability, operation and maintenance in accordance with the Use and Lease Agreement or IAB License Agreement, as applicable or (y) sublease the Special Facilities and Ground Lease Properties on a net rent lease basis, provided further that in either event the City shall use its best efforts to impose and collect rates and charges or rental rates sufficient to provide for operating and maintenance expenses and Ground Rentals to the same extent as Lessee is obligated to do so (it being understood that for the IAB "Ground Rentals" shall be the rental amount then charged for the IAB Leased Premises without consideration of any Special Facilities located therein) and to provide additional amounts equal to the Net Rent set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for the difference between the rents and other amounts payable by the Lessee hereunder and the charges received from airline tenants and/or the rents and other amounts received from any sublessee with respect to the Special Facilities. All gross proceeds derived by the City from any charges and/or rents (net of operating and maintenance expenses and any Ground Rent payable or remaining unpaid hereunder, and up to the amount of all Net Rent payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

     (b) The City may terminate this Agreement, exclude the Lessee from possession of the Special Facilities and the Ground Lease Properties and use its best efforts to (i) complete construction and equipping of the Special Facilities (and apply proceeds of the Bonds for such purpose) and (ii) either (x) operate the Special Facilities and impose rates and charges on airline tenants in Terminals B and/or C and/or the IAB for their availability, operation and maintenance in accordance with the Use and Lease Agreement and IAB License Agreement; or (y) lease the same on a net rent lease basis, provided further that in either event the City shall use its best efforts to impose and collect rates and charges or rental rates sufficient to provide for operating and maintenance expenses and Ground Rentals to the same extent as Lessee is obligated to do so and to pay the Net Rent set forth in Section 6.01, all for the account of the Lessee, holding the Lessee liable for all rents and other amounts due under this Agreement and not received by the City from charges or rents with respect to the Special Facilities. All gross proceeds derived by the City from any charges and/or rents (net of operating and maintenance expenses and any allocable Ground Rentals payable or remaining unpaid hereunder, and up to the amount of all Net Rent payable hereunder) shall be remitted to the Trustee for deposit in the Interest and Redemption Fund to support repayment of the Bonds.

     (c) The City may take whatever other action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Agreement. The City shall use its best efforts to cause the Special Facilities to be either operated or leased on a net rent lease basis for the account of Lessee as provided in clauses (a) and (b) above after an Event of Default by Lessee, whether or not City retakes possession of the Special Facilities or terminates this Agreement.

     (d) In connection with any reletting of the Special Facilities and Ground Lease Properties associated with Terminal B or C or the IAB, the City agrees to use its best efforts to relet such Special Facilities to the same tenant(s) who use and occupy Terminal B or C or the IAB. It is recognized that such tenant(s) will also be required to pay the City Ground Rentals and certain other rentals in connection with the use and occupancy of such Terminals. In connection with a reletting of such Terminals, the City agrees not to charge such tenant(s) ground rentals in excess of those charged (or that would be charged) to Lessee for the areas in such Terminals.

     (e) In connection with any reletting by the City during the original term of this Agreement, Lessee shall be subrogated to the right of the Trustee to receive payments hereunder to support repayment of the Bonds to the extent that Lessee has made payments on the Bonds under the Guaranty.

     Section 10.03: Additional Remedy. In addition to the other remedies herein provided, the City may, in the case of an Event of Default under Section 10.01(b), enter the Special Facilities and Ground Lease Properties (without such entering causing or constituting a termination of this Agreement or an interference with the possession of the Special Facilities and Ground Lease Properties by Lessee) and do all things reasonably necessary to cure such Event of Default, charging to Lessee the reasonable cost and expense thereof and Lessee agrees to pay to City upon demand such charge in addition to all other amounts payable by Lessee hereunder.

     Section 10.04: No Remedy Exclusive. No remedy herein conferred upon or reserved to the City is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or hereafter existing under law or in equity (to the extent not inconsistent with the terms hereof). No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the City to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, unless such notice is herein expressly required or is required by law.

     Section 10.05: Agreement to Pay Attorneys' Fees and Expenses. In the event there should be an Event of Default under any of the provisions of this Agreement and the City should determine that the services of an attorney are required or the City incurs other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee, the Lessee agrees that it will on demand therefor pay to the City the reasonable, just and necessary fee of such attorneys and other reasonable expenses so incurred.

     Section 10.06:  No Additional Waiver Implied by One Waiver.
In the event any covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Failure of either party hereto to insist on the strict performance of any of the agreements herein or to exercise any rights or remedies accruing hereunder upon an Event of Default or failure of performance shall not be considered a waiver of the right to insist on, and to enforce by any appropriate remedy, strict compliance with any other obligation hereunder or to exercise any right or remedy occurring as a result of any future default or failure of performance.

     Section 10.07: Enforcement by City Attorney. The City Attorney or his or her designee shall have the right to enforce all legal rights and obligations under this Agreement without further authorization. Lessee covenants to provide to the City Attorney all documents and records within Lessee's possession that the City Attorney reasonably deems necessary to assist in determining Lessee's compliance with this Agreement, with the exception of those documents made confidential by federal or state law or regulation and provided that the provision of such documents and records by Lessee shall further be limited in any respect that the provision of any documents or records by the City pertaining to this Agreement would be limited pursuant to Chapter 552, Texas Government Code, as amended, or otherwise.

                           ARTICLE XI

        ASSIGNMENTS, SUBLETTING AND TERMINATION BY LESSEE

     Section 11.01: Assignments and Subletting by Lessee. (a) This Agreement may not be assigned or otherwise transferred in whole or in part by Lessee (except pursuant to Section 12.01 hereof) without the prior written consent of the Director; provided, however, that, unless permitted by Section 7.6(b) of the Trust Indenture or Section 12.01 hereof, the City will not consent to any assignment by Lessee of its rights hereunder without first obtaining a written agreement from the Lessee that Lessee shall remain primarily liable for Net Rent hereunder. Lessee may sublet the Special Facilities or any part thereof to any party to whom Lessee has the right to sublease all or any portion of the Leased Premises under the Use and Lease Agreement and/or IAB License Agreement as applicable. Lessee may also sublet the Special Facilities or any part thereof to any other party, subject to the condition that in either instance Lessee first obtains the written consent of the Director to such subletting and all the terms thereof, unless such subletting is expressly authorized herein.

     (b) If Lessee sublets all or any part of the Special Facilities or if all or any part of the Special Facilities are occupied (pursuant to a written consent from the Director) by anyone other than Lessee (including any subsidiary of Lessee or a code-share affiliate of Lessee), the City may, if an Event of Default shall have occurred hereunder and be continuing, collect rent or Net Rent from such sublessee or occupant and the City shall apply the amount collected to the extent possible to satisfy the obligations of Lessee hereunder, but no such collection shall be deemed a waiver by the City of the covenants contained herein or an acceptance by the City of any such sublessee, claimant or occupant as a successor Lessee, nor a release of Lessee by the City from the further performance by the Lessee of the covenants imposed upon Lessee herein.

     (c)  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE
CONTRARY, SO LONG AS ANY BONDS REMAIN OUTSTANDING NO SUCH SUBLEASE OR ASSIGNMENT SHALL BE AUTHORIZED IF IN ANY WAY IT RELEASES LESSEE FROM ITS PRIMARY OBLIGATIONS HEREUNDER, INCLUDING ITS OBLIGATION TO PAY NET RENT.

     Section 11.02: Termination of Agreement by Lessee. Lessee shall not terminate this Agreement for any reason whatsoever as long as any of the Bonds remain Outstanding within the meaning of the Trust Indenture or any other amounts are due and owing under the Trust Indenture.

                           ARTICLE XII

                          MISCELLANEOUS

     Section 12.01: Lessee to Maintain Its Corporate Existence. The Lessee shall throughout the term hereof maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell or otherwise dispose of all or substantially all of its assets as an entirety and thereafter dissolve, provided, if Lessee is not the surviving corporation, the surviving, resulting or transferee corporation, as the case may be, (i) assumes in writing all of the obligations of the Lessee herein and (ii) qualifies or is qualified to do business in Texas.

     Section 12.02: Exempt Facilities. In order to assure that interest on the Bonds shall be exempt from federal income taxation, the Lessee covenants and agrees that it shall not, and it shall not permit or allow any other person to, construct, acquire, use, employ, modify, rebuild or repair the Project or any Special Facilities in any manner that would cause or allow it or them to be or become facilities which are not included within those set forth and described in Sections 142(a)(1) and (c) of the Internal Revenue Code of 1986, as amended, and the regulations prescribed thereunder, and the City covenants and agrees that it will not permit or allow any of the foregoing to occur. The Lessee hereby makes an irrevocable election, which it shall cause to be binding on all successors in interest under this Agreement, not to claim for federal income tax purposes depreciation or investment credit with respect to the Special Facilities or any component thereof.
It is further agreed and acknowledged by Lessee that the City shall never be required or requested hereunder to issue any Bonds or expend any proceeds thereof to pay any Costs of the Special Facilities that would have the effect of causing interest on any of the Bonds not to be exempt from federal income taxation.

     Section 12.03: Notices. (a) Any and all notices required or permitted to be given hereunder shall be deemed sufficiently given when delivered or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when given by telephone immediately confirmed in writing by telecopier or other communication device to any party hereto as follows or at such other address, telephone number or telecopier number as any party may from time to time designate in writing to the other parties hereto:

          City:

               Director, Department of Aviation
               City of Houston
               P. O. Box 60106
               Houston, Texas 77205
               Attention:  Director
               Telephone:  (281) 233-3000
               Telecopier:  (281) 230-1864

                    and

               City Legal Department
               P. O. Box 1582
               Houston, Texas 77001
               Attention:  City Attorney
               Telephone:  (713) 247-2000
               Telecopier:  (713)  247-1017

          Lessee:

               Continental Airlines, Inc.
               1600 Smith Street
               Dept. HQS-EO
               Houston, Texas 77002
               Attention:  General Counsel
               Telephone:  (713) 324-2948
               Telecopier:  (713) 324-2687

                    and

               Continental Airlines, Inc.
               1600 Smith Street
               Dept. HQS-PF
               Houston, Texas 77022
               Attention:  Vice President, Corporate Real Estate
                           and Environmental Affairs
               Telephone:  (713) 324-2245
               Telecopier: (713) 324-6954

                    and

               Continental Airlines, Inc.
               1600 Smith Street
               Dept. HQS-FN
               Houston, Texas 77022
               Attention:  Vice President, Corporate Finance
               Telephone:  (713) 324-2544
               Telecopier:  (713) 324-2447

          Trustee:

               Chase Bank of Texas, National Association
               Attention:  Global Trust Service
               600 Travis Street, Suite 1150
               Houston, Texas 77002
               Attention:  Corporate Trust Department
               Telephone:  (713) 216-4808
               Telecopier:  (713) 216-5476

     (b) All computations for the expiration of time periods required by this Agreement shall be computed from the date such notice is deposited in the United States mail, as set forth above; provided, however, that should the last day of the period fall on a Saturday, Sunday or legal holiday, the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

     Section 12.04: Consents and Approvals. (a) With respect to the approvals herein required of the Lessee, Lessee shall from time to time furnish to the City a certificate signed by its Secretary or an Assistant Secretary, and such certificate shall set forth the officers or representatives of Lessee who are authorized to grant such approvals and to bind the Lessee thereto; and the City and all third parties affected by any such approvals, including the holders of Bonds, may rely upon any writing purporting to grant such approvals signed by any officer or representative thus certified as being conclusively binding upon Lessee, and any such writing shall itself constitute conclusive evidence that any and all corporate actions necessary to be taken with respect to the matter thus approved by such officer or representative to have been so taken by the corporation, and that the approval therein given has been authorized by the corporation.

     (b) Any consent or approval herein required of the City may be given by the City's Director of the Department of Aviation unless otherwise provided.

     (c) All consents or approvals of the City, or any department thereof, or Lessee when required herein shall not be unreasonably withheld or delayed.

     (d) All consents and approvals required or permitted herein by either party shall be given in writing.

     (e) An approval by the Director, or by any other instrumentality of the City, of any part of Lessee's performance shall not be construed to waive compliance with this Agreement except as expressly set forth in such approval or to establish a standard of performance other than required by this Agreement or by law.

     Section 12.05: Rights Reserved to City. Nothing contained herein shall unlawfully impair the right of City to exercise its governmental or legislative functions. This Agreement is made subject to the Constitution and laws of the State of Texas and to the provisions of the Airport Improvement Program Grant Agreements applicable to the Airport and its operation, and the provisions of such agreements, insofar as they are applicable to the terms and provisions of this Agreement, shall be considered a part hereof to the same extent as though copied herein at length to the extent, but only to the extent, that the provisions of any such agreements are required generally by the United States at other civil airports receiving federal funds. To the best of City's knowledge, nothing contained in such laws or agreements conflicts with the express provisions of this Agreement.

     Section 12.06: Force Majeure. Neither the City nor Lessee shall be deemed in violation of this Agreement if it is prevented from performing any of the obligations hereunder by reason of strikes, boycotts, labor disputes, embargoes, shortage of material, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, war, or any other circumstances for which it is not responsible or which is not in its control, and the time for performance shall be automatically extended by the period the party is prevented from performing its obligations hereunder; provided, however, that these provisions shall not apply to any failure by the Lessee to pay the rentals and other charges pursuant to Article VI hereof, expressly including the Net Rent payable thereunder.

     Section 12.07: Severability Clause. If any word, phrase, clause, paragraph, section or other part of this Agreement shall ever be held to be invalid or unconstitutional by any court of competent jurisdiction, the remainder of this Agreement and the application of such word, phrase, clause, sentence, paragraph, section or other part of this Agreement to any other person or circumstance shall not be affected thereby and it is expressly agreed and understood that the obligation of Lessee to make the rental payments to City required under the provisions of Article VI hereof shall continue to remain in full force and effect.

     Section 12.08: Place of Performance; Laws Governing. This Agreement shall be performable and enforceable in Harris County, Texas, and shall be construed in accordance with the laws of the State of Texas, the City Charter and Ordinances of the City of Houston, Federal law and all applicable State and Federal regulations. Lessee acknowledges that, to the extent the City's Charter or Texas law requires any expenditure of funds that may be contemplated to be made by the City herein to be prefunded to be valid, then such expenditure shall be subject to City Council approval; provided, that, the City agrees to use its best efforts to obtain such approval.

     Section 12.09: Brokerage. The Lessee and the City each to the other represents and warrants that no brokers have been concerned on their behalf in the negotiation of this Agreement and that there are no such brokers who are or may be entitled to be paid commissions in connection therewith. The Lessee and the City shall indemnify and save harmless each other of and from any claim for commission or brokerage made by any such brokers when such claims are based in whole or in part upon any acts or omissions of the Lessee or the City as applicable.

     Section 12.10: Individuals Not Liable. No director, officer, agent or employee of the City or Lessee shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or of any supplement or amendment hereto because of any breach thereof or because of his or their execution of same.

     Section 12.11: Binding Nature of Agreement; Benefits of Agreement. This Agreement shall inure to the benefit of, and be binding upon, the City and Lessee, and their respective legal representatives, successors and assigns. This Agreement is not made for the benefit of, nor may it be relied upon by, any third party other than the holders of the Bonds and any bond insurer, unless expressly herein provided.

     Section 12.12: Ambiguities. In the event of any ambiguity in any of the terms of this Agreement, it shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

     Section 12.13: Survival. Lessee and the City shall remain obligated to the other party hereto under all clauses of this Agreement that expressly or by their nature extend beyond the expiration or termination of this Agreement, including but not limited to the indemnity provisions hereof.

     Section 12.14: No Merger of Title. There shall be no merger of this Agreement (or of the leasehold estate created by this Agreement) with the ownership of any portion of or interest in the Special Facilities or Ground Lease Properties by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly, this Agreement (or the rights and interests created by this Agreement) together with an ownership, leasehold or other right or interest in the Special Facilities or Ground Lease Properties; and no such merger shall occur unless and until the City and all persons and entities holding (a) the rights and interest created by this Agreement and (b) the ownership, leasehold or other rights or interest in the Special Facilities and Ground Lease Properties or any part thereof shall join in a written instrument expressly effecting such merger. Without limiting the generality of the foregoing, it is agreed that no merger of title shall arise if the City becomes a sublessee hereunder.

     Section 12.15: Entire Agreement. This Agreement, together with the Trust Indenture, constitutes the entire agreement between the City and Lessee pertaining to the subject matter hereof.

    IN WITNESS WHEREOF, this Agreement has been entered into and effective as of the date first above written, and executed in multiple counterparts by the respective officers of the parties hereto.

ATTEST:                          CITY OF HOUSTON

___________________________      By__________________________
City Secretary                        Mayor

APPROVED AS TO FORM              COUNTERSIGNED BY


___________________________      _____________________________
Senior Assistant City Attorney   City Controller

APPROVED

___________________________
Director, Department of Aviation

                                 CONTINENTAL AIRLINES, INC.

ATTEST:                          By:__________________________
                                 Title: ______________________


___________________________
Title: ____________________

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, a Notary Public in and for Harris County, Texas, on this day personally appeared LEE BROWN, Mayor of the CITY OF HOUSTON, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of the CITY OF HOUSTON, the said municipal corporation, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ______ day of _______________, 199__.

                                      ________________________
                                      Notary Public in and for
                                      Harris County, Texas

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared _______________, ___________________ of Continental
Airlines, Inc., a corporation, known to me to be the person and officer whose name is to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of ___________________, 199__.

                                      ________________________
                                      Notary Public in and for
                                      Harris County, Texas

                    EXHIBITS TO BE ATTACHED

Exhibit "A"       Description of 1997B Project

Exhibit "A-1"     Description of 1998B Project

Exhibit "B"       Description of Easements

Exhibit "C"       Description of Location of Special Facilities

Exhibit "D-1"     Description of Additional Locations of
                  Special Facilities

Exhibit "E"       Deed and Bill of Sale for Project

                          EXHIBIT "A"

                      (Series 1997B Bonds)

                  DESCRIPTION OF 1997B PROJECT

     All properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances to be acquired, constructed, fabricated and/or installed in, on, as a part of or around the Ground Lease Properties and the Easements that are financed with proceeds of the Series 1997B Bonds and leased to the Lessee pursuant to the Special Facilities Lease Agreement, includ-ing without limitation the following:

     1. Lessee's Terminal B Improvements: Terminal B elements of the Project include the renovation and upgrading of Terminal B's four flight stations, including new finishes, floor coverings, millwork, gate and hold room furniture and telecommunications, elevators, flight information display systems and signage; the acquisition and installation of passenger loading bridges throughout the four flight stations; the renovation of Continental's exclusive use areas in the terminal's ticketing lobby, including upgrading ticketing, check-in and baggage make-up facilities; and the addition of a new airline club facility.

     2. Lessee's Terminal C Improvements: Terminal C elements of the Project include the construction and installation of a new baggage make-up and sortation system for Terminal C; the expansion of the existing baggage claim area for Terminal C to include baggage service offices and package processing areas; installation of a moving conveyor connecting such a system to the IAB baggage system; the installation of new flight arrival and departure monitors and displays; the construction of a new airline club facility comprised of approximately 8,000 square feet to be located in the southern portion of Terminal C; and any expansion of Continental Express's passenger hold room areas. Also included in Terminal C element are the expansion and furnishing of the operations center; and the expansion and furnishing of additional administrative support areas.

     3. Prior Tenant Improvements: Prior tenant improvements in the Project include acquisition of the tenant improvements and equipment installed and owned or leased by prior tenants in Terminal B.

     4. Bus Stations: Bus station elements of the Project include the construction and furnishing of bussing stations at Terminals B and C to facilitate the transfer of passengers between the terminals pending completion of the APM system linking such terminals. Bussing stations include elevator, escalators, furnishings, and finishes.

     5. Ground Support Equipment: Ground support element of the Project include the purchase of belt loaders, push trailers, ground power units, tow bars, rugs, bag carts, freight carts, tail carts, A/C maintenance vehicles, bob tails, motor stairs, connect vans food service vehicles, air start units, GSE shop vehicles and equipment essential to supporting the expanded operations.

     6. Baggage Transfer Facility: A high speed automatic baggage transfer system to facilitate the transfer of passenger baggage between Terminal B and Terminal C.

     However, there is expressly excluded from the Project any and all properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances provided to the Lessee by the City pursuant to the Use and Lease Agreement.

                         EXHIBIT "A-1"

                      (Series 1998B Bonds)

                DESCRIPTION OF THE 1998B PROJECT

     All properties, facilities, structures, equipment, fixtures, furnishings, finishes and appurtenances to be acquired, constructed, fabricated and/or installed in, on, as a part of or around the Ground Lease Properties and the Easements that are financed with proceeds of the Series 1998B Bonds and leased to the Lessee pursuant to the Special Facilities Lease Agreement, includ-ing without limitation the following:

     1. Lessee's Terminal B Improvements: The Terminal B elements of the 1998B Project include the installation of Ramp Information Displays systems at the gate areas; the renovation of Continental's employee restroom facilities; and improvements for a training center for Continental Express flight crews and other personnel.

     2. Lessee's Terminal C Improvements: The Terminal C elements of the 1998B Project include renovation and upgrading of the Terminal C lobby; the construction of two new gates; the construction of administrative areas for pilots and other in-flight crew; the construction of two ramp towers to provide improved traffic control of aircraft on the ground in the vicinity of the terminal; installation of Ramp Information Display systems at the gate; replacement of 5 loading bridges; the improvement and upgrading of the passenger service centers; buildout of additional employee training facilities; renovation of Continental's employee restroom facilities; and renovations to the weather briefing room.

     3. Lessee's IAB Improvements: The IAB elements of the 1998B Project consist of the construction and furnishing of a new approximately 4,500 square foot President's Club on the departures level of that terminal; and enhancement of facilities used to assist Continental's international passengers checking-in at the IAB.

                          EXHIBIT "B"

                           (Series B)

                    DESCRIPTION OF EASEMENTS

The Easements shall consist of the following:

                    Baggage Transfer Facility

     (1) An aerial easement for an aerial Baggage Transfer Facility running between Terminals B and C to be suspended from the Automated People Mover or APM (as more fully described in that certain Special Facilities Lease Agreement (Automated People Mover Project) between the City and Lessee dated of even date with the Agreement) as depicted in the diagrams attached as Exhibit B-1 as a "High Speed Baggage Connect" and located in the corridor between Terminals B and C with minimum clearance below the Baggage Transfer Facility of at least 20 feet, 0 inches above the roadway or ground below or such other clearance and/or height as shall be approved by the Director.

                          EXHIBIT "C"

                         (Series 1997B)

          DESCRIPTION OF LOCATION OF SPECIAL FACILITIES

     Lessee's Terminal B Improvements and Bus Station in Terminal
B shall be located in the shaded areas in Terminal B as depicted in the diagrams attached as Exhibit C-1 (sheets 1 of 6 through 5 of 6), together with the area depicted in the diagram attached as Exhibit C-1 (sheet 6 of 6) as Bus Terminal "B" and Lessee's Terminal C Improvements and Bus Station in Terminal C shall be located in the shaded areas in Terminal C as depicted in the diagrams attached as Exhibits C-2 through C-7, or such other areas as shall be approved in writing by the Director.

                         EXHIBIT "D-1"

                      (Series 1998B Bonds)

    DESCRIPTION OF ADDITIONAL LOCATIONS OF SPECIAL FACILITIES

     The Special Facilities related to the Series 1998B Bonds will be located in some of the areas described on Exhibit "C" to which this Exhibit "D-1" is attached and also in the shaded areas in the IAB Terminal as depicted in the diagram attached as Exhibit D-1 (one sheet) hereto.

                          EXHIBIT "E"

                      DEED AND BILL OF SALE

THE STATE OF TEXAS
                                  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS

     THAT CONTINENTAL AIRLINES, INC., a corporation (hereinafter called "Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable considerations to it in hand paid by the CITY OF HOUSTON, TEXAS, a municipal corporation and home-rule City situated principally in Harris County, Texas (hereinafter called "Grantee"), the receipt and sufficiency of which are here acknowledged and confessed, has GRANTED, BARGAINED, SOLD AND CONVEYED and by these presents does GRANT, BARGAIN, SELL AND CONVEY unto the Grantee that certain airport Special Facilities more fully described in Exhibit "A" attached hereto located in and at George Bush Intercontinental Airport in leased space and/or in the easements leased or granted to Grantee by Grantor which leased space and/or easements are more fully described in Exhibit "B" attached hereto.

     TO HAVE AND TO HOLD the aforesaid Special Facilities, together with all and singular the rights and appurtenances thereto in any way belonging unto Grantee, its successors and assigns forever; and it is hereby agreed that Grantor, its successors and legal representatives are hereby bound to WARRANT AND FOREVER DEFEND, all and singular, said property unto Grantee, its successors and assigns against every person whosoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

     THE EXECUTION, delivery and acceptance of this conveyance is made pursuant to the terms of that certain Special Facilities Lease Agreement dated as of _______, 1997, as amended by and between Grantor and Grantee.

     EXECUTED as of the _______ day of ________, 199_.

                                      CONTINENTAL AIRLINES, INC.


                                      By______________________
                                      Title:  ________________

ATTEST:


_______________________________
Assistant Secretary

THE STATE OF TEXAS

COUNTY OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared ____________________, ______________________________ of
the CONTINENTAL AIRLINES, INC., a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day  of
_______, 199_.

                                      ________________________
                                      Notary Public in and for
                                      Harris County, Texas

(SEAL)